EXHIBIT 10.4

                                 Execution Copy

                               DATED 3 MARCH 2000

                      UNITED SURGICAL PARTNERS EUROPE S.L.
                        AND CERTAIN MATERIAL SUBSIDIARIES
                              AS ORIGINAL BORROWERS

                      UNITED SURGICAL PARTNERS EUROPE S.L.
                        AND CERTAIN MATERIAL SUBSIDIARIES
                             AS ORIGINAL GUARANTORS

                      SOCIETE GENERALS, SUCURSAL EN ESPANA
                                   AS ARRANGER

                      SOCIETE GENERALS, SUCURSAL EN ESPANA

                                    AS AGENT

                                       AND

                                     OTHERS

                         ______________________________

                                   100,000,000
                         SENIOR TERM FACILITY AGREEMENT

                         ______________________________
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                                    CONTENTS

CLAUSE                                                               PAGE
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 1.  DEFINITIONS AND INTERPRETATION .................................  3
 2.  THE FACILITIES ...........................:..................... 24
 3.  UTILISATION OF THE TERM FACILITY ............................... 25
 4.  INTEREST PERIODS FOR TERM ADVANCES ............................. 27
 5.  PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES ........... 28
 6.  MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES ............... 30
 7.  NOTIFICATION ................................................... 31
 8.  REPAYMENT OF THE TERM FACILITY ................................. 32
 9.  PREPAYMENT...................................................... 32
 10. REMOVAL OF BANKS ............................................... 34
 11. TAXES .......................................................... 35
 12. TAX RECEIPTS ................................................... 36
 13. INCREASED COSTS ................................................ 37
 14. ILLEGALITY ..................................................... 38
 15. MITIGATION...................................................... 39
 16. REPRESENTATIONS ................................................ 39
 17. FINANCIAL INFORMATION .......................................... 46
 18. OTHER INFORMATION .............................................. 50
 19. FINANCIAL CONDITION ............................................ 51
 20. COVENANTS....................................................... 56
 21. EVENTS OF DEFAULT .............................................. 67
 22. GUARANTEE AND INDEMNITY ........................................ 71
 23. COMMITMENT COMMISSION AND FEES ................................. 74
 24. COSTS AND EXPENSES.............................................. 75
 25. DEFAULT INTEREST AND BREAK COSTS ............................... 76
 26. USPE's INDEMNITIES ............................................. 77
 27. CURRENCY OF ACCOUNT AND PAYMENT ................................ 78
 28. PAYMENTS ....................................................... 79
 29. SET-OFF......................................................... 81
 30. SHARING......................................................... 81
 31. THE AGENT, THE ARRANGER, THE BANKS ............................. 82
 32. ASSIGNMENTS AND TRANSFERS ...................................... 87

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 33. ADDITIONAL BORROWERS ..........................................  90
 34. ADDITIONAL GUARANTORS .........................................  91
 35. CALCULATIONS AND EVIDENCE OF DEBT .............................  91
 36. REMEDIES AND WAIVERS, PARTIAL INVALIDITY ......................  93
 37. NOTICES........................................................  93
 38. COUNTERPARTS ..................................................  95
 39. AMENDMENTS.....................................................  95
 40. GOVERNING LAW .................................................  96
 41. JURISDICTION ..................................................  96

SCHEDULES

 SCHEDULE 1 -  The Banks ...........................................  97
 SCHEDULE 2 -  Form of Transfer Certificate ........................ 101
 SCHEDULE 3 -  Part 1: Conditions Precedent to Drawdown ............ 109
 SCHEDULE 3 -  Part 2: Conditions Precedent to a Permitted
                Acquisition......................................... 112
 SCHEDULE 4 -  Notice of Drawdown .................................. 113
 SCHEDULE 5 -  Form of Compliance Certificate ...................... 114
 SCHEDULE 6 -  Form of Borrower Accession Memorandum ............... 115
 SCHEDULE 7 -  Form Guarantor Accession Memorandum ................. 117
 SCHEDULE 8 -  Additional Conditions Precedent ..................... 119
 SCHEDULE 9 -  Form of Resignation Notice .......................... 121
 SCHEDULE 10 - Mandatory Costs ..................................... 122
 SCHEDULE 11 - Real Estate ......................................... 127
 SCHEDULE 12 - Form of Spanish Mortgage ............................ 131

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THIS AGREEMENT is made on 3 March 2000

BETWEEN

(1) UNITED SURGICAL PARTNERS EUROPE, S.L. ("USPE") in its capacity as borrower hereunder (together with CLINICA SAGRADO CORAZON, S.L., the "ORIGINAL BORROWERS");

(2) UNITED SURGICAL PARTNERS EUROPE, S.L. ("USPE") in its capacity as guarantor hereunder (together with CLINICA SAGRADO CORAZON, S.L., CLINICA MATERNAL NUESTRA SEN0RA DE LA ESPERANZA, S.A., USP MADRID, S.L., USP MALAGA, S.L. and COLUMBIA HEALTHCARE CORPORATION OF SPAIN, S.L., the "ORIGINAL GUARANTORS");

(3) SOCIETE GENERALE, SUCURSAL EN ESPANA as arranger of the Facility (the "ARRANGER") and as agent for the Banks (the "AGENT"); and

(4)   THE BANKS (as defined below).

IT IS AGREED as follows.

1.    DEFINITIONS AND INTERPRETATION

1.1.  DEFINITIONS

      In this Agreement:

      "ACCESSION MEMORANDUM" means a Borrower Accession Memorandum or a Guarantor Accession Memorandum.

      "ACQUISITION" means the purchase of all or substantially all of the shares or assets of a company;

      "ACQUISITION COSTS" means all fees, costs and expenses, stamp, registration and other taxes incurred by USPE or any other member of the Group in connection with a Permitted Acquisition, the Facilities or the Finance Documents.

      "ACQUISITION FEASIBILITY MEMORANDUM" means, in relation to a Permitted Acquisition, the acquisition feasibility memorandum (to be delivered to the Agent as a condition precedent to a Permitted Acquisition, unless such Advance is used solely for refinancing senior or subordinated debt of the Borrower to whom the Advance is being made) describing the Permitted Acquisition and prepared in accordance with the Acquisition Policy including a report detailing the extent to which such acquisition deviates (if at all) from the Acquisition Policy together with the rationale for such deviation.

      "ACQUISITION POLICY" means the acquisition policy of the Group reasonably acceptable to the Agent (acting on the instructions of an Instructing Group).

      "ADDITIONAL BORROWER" means any company which has become an Additional Borrower in accordance with Clause 33 (ADDITIONAL BORROWERS).

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      "ADDITIONAL GUARANTOR" means any company which has become an Additional
      Guarantor in accordance with Clause 34 (ADDITIONAL GUARANTORS).

      "ADDITIONAL OBLIGOR" means an Additional Borrower or Additional Guarantor.

      "ADVANCE" means a Term A Advance or Term B Advance.

      "ANCILLARY LIABILITIES" means:

      (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities;

      (b) any further advance which may be made under any agreement supplemental to the relevant facilities agreement plus all interest, fees and costs in connection therewith;

      (c) any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with the relevant facilities agreement;

      (d) any claim against any Obligor flowing from any recovery by an Obligor of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

      (e) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or nonallowability of the same in any insolvency or other proceedings.

      "APPLICABLE A MARGIN" means, in relation to the Term A Outstandings and subject to Clause 5.3 (TERM MARGIN RATCHET), 1.75% per annum.

      "APPLICABLE B MARGIN" means, in relation to the Term B Outstandings and subject to Clause 5.4 (APPLICABLE B MARGIN INCREASE), 2.25% per annum.

      "AUTHORISED SIGNATORY" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) to sign, seal or execute documents on behalf of such Obligor or Additional Obligor and to take such action as is required of an Authorised Signatory under the Finance Documents and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or Additional Obligor setting out the name and signature of such person and confirming such person's authority to act or, in the case of any Obligor which is incorporated in Spain, a copy of a duly executed Power of Attorney in favour of any such person(s) so authorising such person.

      "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Available Term A Commitment and its Available Term B Commitment at such time.

      "AVAILABLE TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term A Commitment at such time LESS the aggregate of its share of the Term A Advances which are then outstanding.

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      "AVAILABLE TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term B Commitment at such time LESS the aggregate of its share of the Term B Advances which are then outstanding.

      "AVAILABLE FACILITIES" means, at any time, the aggregate of the Available Term A Facility and the Available Term B Facility at such time and "AVAILABLE TERM FACILITY" means the amount of any such available facility.

      "AVAILABLE TERM A FACILITY" means, at any time, the aggregate amount of the Available Term A Commitments adjusted, in the case of any proposed utilisation, so as to take into account any reduction in the Term A Commitment of a Bank on or before the proposed Utilisation Date relating to such utilisation.

      "AVAILABLE TERM B FACILITY" means, at any time, the aggregate amount of the Available Term B Commitments adjusted, in the case of any proposed utilisation, so as to take into account any reduction in the Term B Commitment of a Bank on or before the proposed Utilisation Date relating to such utilisation.

      "BANK" means any financial institution:

      (a)   named in Schedule 1 (THE BANKS); or

      (b) which has become a party hereto in accordance with Clause 32.4 (ASSIGNMENTS BY BANKS) or Clause 32.5 (TRANSFERS BY BANKS),

      and which has not ceased to be a party hereto in accordance with the terms hereof.

      "BORROWERS" means each of the Original Borrowers and each Additional Borrower, PROVIDED THAT such company has not been released from its rights and obligations hereunder in accordance with Clause 33.3 (RESIGNATION OF A BORROWER).

      "BORROWER ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 6 (FORM OF BORROWER ACCESSION MEMORANDUM).

      "BUDGET" means the profit and loss account, balance sheet and cashflow statement in agreed form for an agreed period to be delivered by USPE to the Agent pursuant to Clause 20.37 (CONDITIONS SUBSEQUENT) and thereafter any. budget delivered by USPE to the Agent pursuant to Clause 17.6 (BUDGET).

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in London and Madrid.

      "BUSINESS PLAN" means the financial model including profit and loss, balance sheets and cash flow projections in agreed form relating to the Group (and, in connection with a Permitted Acquisition, for these purposes assuming completion of such Permitted Acquisition and accordingly including the proposed Target and its subsidiaries) together with a written business plan in agreed form, each prepared by senior management and delivered to the Agent in accordance with Clause 20.37 (CONDITIONS SUBSEQUENT).

      "CASH EQUIVALENT INVESTMENTS" means:

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      (a)   debt securities denominated in euro, sterling or dollars issued by the United Kingdom, the United States of America or any other country in the European Union which are not convertible into any other form of security;

      (b) debt securities denominated in euro or sterling which are not convertible into any other form of security, rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poor's Corporation) which are not issued or guaranteed by any member of the Group;

      (c) certificates of deposit denominated in euro or sterling issued by, and acceptances by, banking institutions authorised under applicable legislation of the United Kingdom which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (b) above; and

      (d) such other securities (if any) as are approved in writing by the Agent.

      "CERTIFICATES OF TITLE" means each of the reports on title prepared in respect of the Properties each in form and substance reasonably satisfactory to the Agent (acting on the instructions of an Instructing Group) and addressed to the Agent and the Banks.

      "CLOSING DATE" means the date upon which this Agreement was signed.

      "COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Term A Commitment and its Term B Commitment.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF COMPLIANCE CERTIFICATE).

      "DISPUTE" means any dispute referred to in Clause 41 (JURISDICTION).

      "DOMESTIC BANK" means any person described in paragraph c) of Article 57 of Royal Decree 537/1997 of 14 April (REAL DECRETO 537/1997 DE 14 DE ABRIL) as amended by Royal Decree 2717/1998 of 18 December (REAL DECRETO 1717/1998 DE 18 DE DICIEMBRE) and second paragraph of Number 1 of Article 41 of Royal Decree 2717/1998 of 18 December (REAL DECRETO 2717/1998 DE 18 DE DICIEMBRE).

      "DUE DILIGENCE REPORT" means the legal due diligence report relating to a Permitted Acquisition in form and substance reasonably satisfactory to the Agent (acting on the instructions of an Instructing Group) and addressed to the Agent and the Banks.

      "EBITDA" shall have the meaning set out in Clause 19.2.

      "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

      "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.

      "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or

                                      - 6 -
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      claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

      "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

      "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

      "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

      "EURIBOR" MEANS, in relation to any amount to be advanced to, or owing by, an Obligor hereunder in euro on which interest for a given period is to accrue:

      (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the European Union for the euro (being currently page 248) for such period as of 11:00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Agent, after consultation with the Banks and USPE, shall reasonably select; or

      (b) if no quotation for the euro for the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in the euro of an equivalent amount and for such period as of 11.00 a.m. (Brussels time) on the Quotation Date.

      "EVENT OF DEFAULT" means any circumstance described as such in Clause 21 (EVENTS OF DEFAULT).

      "EXCESS CASH FLOW" has the meaning given to it in Clause 19.2 (FINANCIAL DEFINITIONS).

      "FACILITIES" means the Term Facilities.

      "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent which in the

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      case of any Banks becoming a party hereto prior to the Syndication Date shall be in a Qualifying State or Spain.

      "FINAL MATURITY DATE" means (i) in relation to the Term A Facility the date falling 90 months after the Closing Date and (ii) in relation to the Term B Facility the date falling 96 months after the Closing Date, PROVIDED THAT, in either case, if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

      "FINANCE DOCUMENTS" means this Agreement, any Borrower Accession Memorandum or Guarantor Accession Memorandum, the fee letters referred to in Clause 23.3 (ARRANGEMENT FEE) and Clause 23.4 (AGENCY FEE), the Security Documents, and the Hedging Agreements entered into by a Bank or an affiliate of a Bank (but not any other financial institution) and any documents evidencing the terms of any other agreement or document that may be entered into or executed pursuant to any of the foregoing by any Obligors and any other document which is designated a "FINANCE DOCUMENT" in writing signed by all Obligors and the Agent.

      "FINANCE LEASE" means a contract treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction where the company owning the asset is incorporated.

      "FINANCE PARTIES" means the Agent, the Arranger, the Banks and any Hedge Counterparties which are Banks or affiliates of Banks.

      "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

      (a)   Indebtedness for Borrowed Money;

      (b) any documentary or standby letter of credit or performance bond facility; and

      (c) any guarantee or indemnity issued in connection with any of the items referred to in paragraphs (a) to (b) above.

      "FINANCIAL QUARTER" has the meaning given to it in Clause 19.2 (FINANCIAL DEFINITIONS).

      "FLOTATION" means a successful application being made for any part of the share capital of any Group member to the Madrid, Barcelona, Valencia or Bilbao Stock Exchange or any other European Stock Exchange or the grant of permission to deal in the same on the Alternative Investment Market or the European Acquisition of Securities Dealers Automated Quotation System or on any recognised investment exchange (as that term is used in the Financial Services Act 1986) or in or on any exchange or market replacing the same or any other exchange or market in any country.

      "FREE CASH FLOW" has the meaning given to such term in Clause 19.2 (FINANCIAL DEFINITIONS).

      "GUARANTORS" means each of the Original Guarantors and each Additional Guarantor.

      "GUARANTOR ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 7 (FORM OF GUARANTOR ACCESSION MEMORANDUM).

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      "GROSS DEBT" shall have the meaning set out in Clause 19.2.

      "GROUP" means USPE and its subsidiaries for the time being and, from and after the date of acquisition thereof, any Target and its subsidiaries.

      "GROUP STRUCTURE CHART" means the group structure chart at the date hereof and from time to time in agreed form showing:

      (a)   all members of the Group;

      (b) any person in which any Group member has a material interest in the issued share capital or equivalent ownership interest of such person; and

      (c) the jurisdiction of incorporation or establishment of each person within paragraph (a) above.

      "HEDGE COUNTERPARTY" means a Bank or an affiliate of a Bank which has become a party hereto.

      "HEDGING AGREEMENTS" means each of the agreements entered into or to be entered into between the Group member(s) approved by the Agent and a Hedge Counterparty for the purpose of hedging interest rate liabilities in accordance with Clause 20.33 (HEDGING).

      "HMT SHARE PLEDGES" means the pledges granted by the Hospital Management Team S.L. over its shares in USPE in favour of Banco Urquijo, S.A.

      "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness for or in respect of:

      (a)   moneys borrowed;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable and all obligations to purchase, retire, defease or otherwise acquire for value any share capital of any person or any warrants, rights or options to acquire such share capital in respect of transactions which, in each such case, have the commercial effect of a borrowing or which finance a member of the Group or the Group's operations or capital requirements;

      (e) the amount of any liability in respect of any lease or hire purchase contract which would be a Finance Lease;

      (f) the amount of any liability in respect of any advance or deferred purchase agreement;

      (g)   receivables sold or discounted (other than on a non-recourse basis);

      (h) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

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      (i)   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

      (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

      "INFORMATION MEMORANDUM" means the document concerning the Original Obligors which, at their request and on their behalf of the Original Obligors, has been or will be prepared in relation to the transactions in this Agreement and approved by USPE and distributed by the Arranger to selected banks.

      "INITIAL INVESTORS" means United Surgical Partners International Inc and Hospital Management Team, S.L..

      "INSTRUCTING GROUP" means:

      (a) whilst there are no Outstandings, a Bank or Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty six and two thirds per cent. of the Total Commitments; and

      (b) whilst there are Outstandings, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Outstandings is owed.

      "INSURANCE REPORT" means an insurance report prepared in form and substance reasonably satisfactory to the Agent acting on the instructions of an Instructing Group and addressed to the Agent and the Banks.

      "INTERCOMPANY DEBT AGREEMENT" means any loan agreement between any Obligors, the conditions for payment under which are subordinated following the occurrence of an Event of Default hereunder.

      "INTELLECTUAL PROPERTY" means all patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all licences, applications, rights to use and monies deriving from any such intellectual property now or hereafter belonging to any member of the Group.

      "INTELLECTUAL PROPERTY RIGHTS" means the intellectual property rights referred to herein and in a relevant Permitted Acquisition Agreement.

      "INTEREST PERIOD" means, save as otherwise provided herein:

      (a)   any of those periods mentioned in Clause 4.1 (INTEREST PERIODS); and

      (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 25.1 (DEFAULT INTEREST PERIODS).

      "INVESTORS" means the Initial Investors and any successor or permitted assign or transferee thereof.

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      "JOINT VENTURE" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

      "LEGAL OPINIONS" means the legal opinions delivered to the Agent pursuant to Clause 2.3 (CONDITIONS PRECEDENT), Clause 33.2 (BORROWER CONDITIONS PRECEDENT) and Clause 34.2 (GUARANTOR CONDITIONS PRECEDENT).

      "LMA" means the Loan Market Association.

      "MAIN HOSPITALS" means Instituto Universitario Dexeus (Barcelona), Clinica Maternal Nuestra Senora de la Esperanza (Vitoria), Instituto Policlinico Santa Teresa (La Coruna), Alpha Quirurgica (Madrid), Centro Radiologico Juan XXIII (Madrid), Clinica Sagrado Corazon (Seville) and Clinica San Camilo, S.A..

      "MANDATORY COST RATE" means the rate determined in accordance with
      Schedule 10 (MANDATORY COSTS).

      "MANDATORY PREPAYMENT ACCOUNT" means the interest-bearing account held in Madrid with the Agent and identified in a letter between USPE and the Agent as a Mandatory Prepayment Account (or any other interest-bearing account held in Madrid with the Agent by a Group member which is opened after the date hereof and after receipt by the Agent of written confirmation from USPE that such account is to be a "Mandatory Prepayment Account") (as the same may be redesignated, substituted or replaced from time to time) which is put on deposit with the Agent pursuant to the terms of this Agreement to ensure that prepayment amounts due under the Finance Documents are available and from which no withdrawals may be made by any Group members.

      "MARGIN" means the Applicable A Margin or the Applicable B Margin.

      "MARKET REPORT" means a market report prepared in relation to a Permitted Acquisition in form and substance reasonably satisfactory to the Agent (acting on the instructions of an Instructing Group) and addressed to the Agent and the Banks.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise), performance or prospects of the Group taken as a whole; (b) the ability of the Obligors as a whole to perform the payment obligations under the Finance Documents or (c) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party thereunder, in each case taken as a whole.

      "MATERIAL SUBSIDIARY" means the Obligors, and after the first audited consolidated financial statements are delivered to the Agent under Clause
      17.1 (ANNUAL STATEMENTS), any other subsidiary of USPE which has:

      (a) earnings before interest, tax, depreciation and amortisation representing 3 per cent. or more of the consolidated earnings before interest, tax, depreciation and amortisation of the Group; and/or

      (b) Net Revenue representing 3 per cent. or more of consolidated Net Revenue of the Group,

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            in each case calculated on a consolidated basis. Compliance with the conditions set out in paragraphs (a) and (h) above shall be determined by reference to the most recent Compliance Certificate executed by USPE's auditors and/or the latest audited financial statements of such subsidiary (consolidated in the case of a subsidiary which itself has subsidiaries) and the latest audited consolidated financial statements of the Group PROVIDED THAT:

            (i) if a subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, such financial statements shall be adjusted in order to take into account the acquisition of such subsidiary on a Pro Forma Basis (such adjustment being certified by the Group's auditors as representing an accurate reflection of the revised consolidated earnings before interest, tax, depreciation and amortisation or turnover of the Group if requested by the Agent);

            (ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated financial statements are prepared and audited, its consolidated profits before interest, tax, depreciation and amortisation and turnover shall be determined on the basis of PRO FORMA consolidated financial statements of the relevant subsidiary and its subsidiaries, certified as above for this purpose by the auditors of USPE or the auditors for the time being of the relevant subsidiary if requested by the Agent; and

            (iii) if any intra-group transfer or re-organisation takes place, the audited financial statements of the Group and of all relevant subsidiaries shall be adjusted by USPE in order to take into account such intra-group transfer or reorganisation.

      A report by the auditors of USPE that a subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

      "NET REVENUE" means "INGRESOS DE EXPLOTACION" as set out in the relevant financial statements.

      "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
      Schedule 4 (NOTICE of DRAWDOWN).

      "OBLIGOR" means a Borrower or a Guarantor.

      "ORIGINAL FINANCIAL STATEMENTS" means:

      (a) in relation to USPE, the opening balance sheet of the Group delivered to the Agent;

      (b) in relation to each Original Obligor other than USPE, its audited financial statements for its financial year ended 31 December 1998; and

      (c) in relation to any Additional Obligor, its audited financial statements delivered pursuant to Clause 33.2 (BORROWER CONDITIONS PRECEDENT) or, as the case may be, Clause 34.2 (GUARANTOR CONDITIONS PRECEDENT).

      "ORIGINAL OBLIGORS" means the Original Borrowers and the Original Guarantors.

      "OUTSTANDINGS" means, at any time, the aggregate of the Term A Outstandings and the Term B Outstandings at such time.

      "PARTICIPATING MEMBER STATE" means each member state which has adopted the euro as its lawful currency at the relevant time.

      "PERMITTED ACQUISITION" means the purchase by the Purchaser of Target Shares and/or Target Assets subject always to the conditions precedents set out in Part 2 of Schedule 3 and subject to approval in form and substance by the Agent (acting on the instructions of an Instructing Group).

      "PERMITTED ACQUISITION AGREEMENT" means a purchase agreement in relation to a Permitted Acquisition in an agreed form between the Purchaser and a Vendor together with all schedules, exhibits and attachments to such agreement (including without limitation, the tax deed).

      "PERMITTED ACQUISITION CLOSING DATE" means the date on which a Permitted Acquisition is completed in accordance with the relevant Permitted Acquisition Agreement.

      "PERMITTED ACQUISITION DOCUMENTS" means a Permitted Acquisition Agreement and all documents to be executed pursuant thereto and such other documents (if any) relating to the transactions contemplated in such agreements and identified by the Agent and USPE in writing as a Permitted Acquisition Document.

      "PERMITTED DISPOSALS" means any disposal:

      (a) of stock in trade by a Group member in its ordinary course of trade and on arm's length terms;

      (b) by an Obligor to another Obligor if such Obligor is party to a legally valid, binding and enforceable Security Document which creates a first priority Encumbrance over all of its assets (or, if not all its assets, the assets being disposed of);

      (c) of an unencumbered asset by a member of the Group which is not an Obligor to another member of the Group;

      (d) for cash on arm's length terms of any surplus or obsolete assets not required for the efficient operation of the business of the Group by any Group member;

      (e) of cash where such disposal is not otherwise prohibited by this Agreement;

      (f)   of Cash Equivalent Investments on arm's length terms;

      (g)   by a member of the Group that is not an Obligor to an Obligor;

      (h) on arm's length terms of a fixed asset not being any interest in freehold or leasehold property or intellectual property rights for cash by a Group member which disposals are not within paragraph (a) to (g) above and where the value of the net consideration received by a Group member in respect OF any such disposal:

            (i)   does not exceed euro 1,000,000 (or its equivalent); and

            (ii) when aggregated with all other such disposals by members of the Group made in the immediately preceding twelve month period does not exceed euro 3,000,000 (or its equivalent); and

            (iii) any disposal of the Clinica San Camilo building on terms and conditions satisfactory to the Agent.

      "PERMITTED ENCUMBRANCE" means:

      (a) any Encumbrance over or affecting (i) any asset acquired by a member of the Group after the date hereof and subject to which such asset is acquired or (ii) any asset of any company which becomes a member of the Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Group, and, in each case, additions and accessions to, and proceeds of, such assets Provided that the amount originally secured thereby is not increased, PROVIDED FURTHER THAT, in any case,

            (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Group or the acquisition of such company;

            (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by a member of the Group or the acquisition of such company; and

            (iii) such Encumbrance is removed or discharged within six months of the date of acquisition of such asset or such company becoming a member of the Group;

      (b)   (i)   any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements with any clearing bank for the purpose of netting debit and credit balances on bank accounts of members of the Group operated on a net balance basis;

            (ii) any netting or set-off arrangement under a Hedging Agreement where the obligations of other parties thereunder are calculated by reference to net exposure thereunder (but not any netting or set-off relating to such Hedging Agreement in respect of cash collateral or any other Encumbrance except as otherwise permitted hereunder);

      (c) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

      (d) any lien arising by operation of law and in the normal course of business PROVIDED THAT such lien is discharged within ten days of arising (if capable of being discharged);

      (e)   any Encumbrance arising under or evidenced by a Security Document;

      (f)   any Encumbrance entered into pursuant to this Agreement;

      (g) for a period of three months after the Closing Date only, any Encumbrance arising under or pursuant to a USPE Mortgage Agreement;

      (h) for a period of six months after the Closing Date only, the HMT Share Pledges; and

      (i) any Encumbrance entered into to as security in respect of any Permitted Acquisition (whether in relation to litigation in course at the time of such acquisition or otherwise) by any member of the Group the amount secured by which does not at any time, when aggregated with any guarantees granted in accordance with paragraph
            (j) of the definition of Permitted Financial Indebtedness exceed Euro 2,000,000 (such figure excluding any Encumbrances in force at the Closing Date (Ptas 230,000,000) and those relating to Clinica San Camilo, S.A. (Ptas 642,000,000) which shall, for the avoidance of doubt, be permitted).

      "PERMITTED FINANCIAL INDEBTEDNESS" means any Financial Indebtedness:

      (a)   arising under or permitted pursuant to the Finance Documents;

      (b)   arising under Permitted Transactions;

      (c) constituted by any deferred consideration payable to a Vendor under a Permitted Acquisition Agreement or any acquisition agreement entered into prior to the Closing Date;

      (d) secured by a Permitted Encumbrance of the type specified in paragraph (a) of the definition thereof;

      (e) relating to unsecured working capital financings and Finance Leases that, in the aggregate do not exceed Euro 3,000,000 in relation to Main Hospitals and do not exceed an amount equal to 7 per cent. of pro forma revenues in relation to new Targets up to an aggregate maximum amount of Euro 12,000,000 (no more than Euro 3,000,000 of which shall be in respect of Finance Leases), such limit excluding existing Finance Leases on the Closing Date;

      (g)   any indebtedness arising under any Intercompany Debt Agreement;

      (h) arising under the USPE Mortgage Agreements and any other existing Financial Indebtedness on the Closing Date for a period of three months after the Closing Date;

      (i) arising under the SG Bridge Loan until repaid in accordance herewith immediately upon the first Advance being made hereunder,

      (j) any liability in respect of any guarantees given by any member of the Group in relation to any Permitted Acquisition (or required in relation to any litigation in respect of such matters in course immediately prior to such acquisition) provided that the contingent liabilities thereunder do not in aggregate exceed Euro 2,000,000 at any time (such figure excluding any Encumbrances in force at the Closing Date (Ptas 230,000,000) and those relating to Clinica San Camilo, S.A. (Ptas 642,000,000) which shall, for the avoidance of doubt, be permitted), when aggregated with the amount secured by any Permitted Encumbrance of the type referred to in paragraph (i) of the definition thereof;

      (k) arising in respect of any Permitted Acquisition for a period of one month from the date of such Permitted Acquisition.

      "PERMITTED TRANSACTIONS" means:

      (a)   any loan made by a Group member to another Group member PROVIDED
            THAT:

            (i)   such loan is:

                  (1) an Intercompany Debt Agreement, the documentation for which is delivered to the Agent pursuant to Clause 2.3 (CONDITIONS PRECEDENT) or has otherwise been delivered to the Agent; or

                  (2) a trade credit/or indemnity granted in the ordinary course of trading and upon terms usual for trade; or

                  (3) a loan to an Obligor which is subordinated in full to payment of any amounts in respect of the Finance Documents upon the occurrence of an Event of Default or Potential Event of Default; or

                  (4) a loan by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor; and

            (ii) in respect of any loan made to a Group member whose shares are subject to an Encumbrance constituted by the Security Documents, subject to not being in breach of any applicable law prohibiting financial assistance, security reasonably satisfactory to an Instructing Group over such loans has been provided in favour of the Finance Parties to secure all or any of the obligations of the Obligors under the Finance Documents;

      (b) the payment or declaration of any dividend, return on capital, repayment of capital contributions or other distributions by any Group member OTHER THAN:

            (i)   by USPE; or

            (ii) by a Group member which is an Obligor to another Group member which is not an Obligor;

      (c) the purchase, subscription for, or other acquisition of any shares (or other securities or any interest therein) in:

            (i)   any Obligor by any other member of the Group;

            (ii) any Group member which is not an Obligor by any other Group member which is not an Obligor,

      PROVIDED THAT, if any such shares (or other securities or any interest therein) are issued by a Group member whose shares are subject to an Encumbrance constituted by the Security Documents, in any such case such shares (or other securities or any interest therein) are made subject to security reasonably satisfactory to an Instructing Group to secure all the obligations of the Obligors under the Finance Documents;

      (d) any payments made from its profits by a Group member to its minority shareholders which do not, in aggregate, exceed Euro 200,000 (or the equivalent thereof in any other currency) in the financial year in which such payment is made;

      (e) the payment of any management fees by a Group member to any Obligor which do not, in aggregate, exceed more than 10% of such company's sales in the financial year in which such payment is made;

      (f) any payment made of any management fee by USPE Dermostetica, S.L. to its minority shareholder in accordance with the contract in force as at the date hereof in relation thereto Provided that any such amounts shall be limited to those payments contemplated as at the Closing Date.

      "POTENTIAL EVENT OF DEFAULT" means any event which is reasonably likely to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

      "PRO FORMA BASIS" means, with respect to the determination of any defined terms herein, a determination incorporating any assets acquired during the course of any financial year as though such assets had been acquired at the beginning of such year (adjusted to take account of all material future known charges, costs or expenses to be paid in relation to such assets as though paid during such year and excluding prior year non-recurring and exceptional material items certified by the financial director of USPE as such Provided that in the event that the Agent has reasonable grounds for belief that such items are incorrect, inaccurate or incomplete, the Agent may request that they be certified by an auditor at USPE's cost and expense).

      "PROPERTIES" means the real estate set out in Schedule 13 and any real estate as referred to in a relevant Permitted Acquisition Agreement.

      "PROPORTION" means, in relation to a Bank, whilst no Advance is outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are less than or equal to zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero).

      "PURCHASER" means the purchaser as defined in the relevant Permitted Acquisition Agreement.

      "QUALIFYING BANK" means:

      (a) any entity habitually resident for taxation purposes in a Qualifying State which is not acting through a territory considered as a tax haven pursuant to Spanish law (currently set out in Royal Decree 1080/1991 of 5 July (REAL DECRETO 1080/1991 DE 5 DE JULIO); or

      (b)   any Domestic Bank

      "QUALIFYING STATE" means a Member State of the European Union (other than Spain) or a State which has concluded a Treaty for the avoidance of Double Taxation with Spain containing an exemption for interest payments.

      "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

      "REFERENCE BANKS" means the principal Madrid offices of Chase Manhattan Bank, Deutsche Bank and Societe Generale, Sucursal en Espana and such Banks as may be appointed as such by the Agent after consultation with USPE.

      "REFINANCING" means any financing from any entity other than a Group member raised in order, among other things, to fully and finally repay all amounts owing hereunder.

      "RELEVANT PERIOD" shall have the meaning set out in Clause 19.2.

      "REPEATED REPRESENTATIONS" means:

      (a) on the Closing Date and on the first date on which an Advance is made under the Facilities, all of the representations set out in Clause 16 (REPRESENTATIONS); and

      (b)   at any other time, each of the representations set out in:

            (i) Clause 16.1 (STATUS) to Clause 16.11 (NO DEDUCTION OR WITHHOLDING) other than Clause 16.7 (No MATERIAL ADVERSE CHARGE);

            (ii) Clause 16.12 (REPORTS) to the extent such representation relates to the most recent Budget delivered to the Agent; and

            (iii) Clause 16.14 (NO WINDING-UP) to Clause 16.33 (USPE's
                  knowledge) other than Clause 16.17 (INFORMATION MEMORANDUM) and Clause 16.22 (SUBSIDIARIES).

      "REPORTS" means the Due Diligence Report, a list of current insurances in respect of the assets of each member of the Group, the Market Report, NOTAS SIMPLES REGISTRALES relating to each Property, the Budget for the financial year of the Group ending 31 December 2000 and other such Budgets as required from time to time and the Business Plan.

      "RESIGNATION NOTICE" means a notice substantially in the form set out in
      Schedule 9 (FORM of RESIGNATION NOTICE).

      "SECURITY" means the security from time to time constituted by or pursuant to the Security Documents.

      "SECURITY DOCUMENTS" means any document entered into by any member of the Group creating or evidencing an Encumbrance for all or any part of the obligations of the Obligors or any of them under any of the Finance Documents.

      "SG BRIDGE LOAN" means the Euro 12,000,000 loan of 29 December 1999 between Societe Generale, Sucursal en Espana and USPE.

      "SHAREHOLDERS' AGREEMENT" means the agreement dated 1 June 1998 between USPI and Hospital Management Team, S.L.

      "SPANISH PUBLIC DOCUMENT" means ESCRITURA PUBLICA or a POLIZA O EFECTO INTERVENIDO PAR AGENTE DE CAMBIO Y BOLSA O CORREDOR COLEGIADO DE COMERCIO

      "STRUCTURING PAPER" means the paper produced by the accountants to USPE advising on the efficient tax structure of the Group, to be prepared in accordance with Clause 20.30.(b).

      "SUBORDINATED DOCUMENTS" means each Intercompany Debt Agreement and any documents entered into pursuant thereto as approved by the Agent acting on the instructions of an Instructing Group.

      "SUBORDINATED LIABILITIES" means all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by the Obligors to other Group members pursuant to the terms of the Subordinated Documents together with all Ancillary Liabilities relating thereto.

      "SYNDICATION DATE" means the day not later than 120 days after the Closing Date specified by the Arranger as the day on which primary syndication of the Facilities is completed.

      "TARGET" means an existing or proposed health centre in Spain or Portugal as defined in the relevant Permitted Acquisition Agreement.

      "TARGET ASSETS" means the assets of a Target as defined in the relevant Permitted Acquisition Agreement.

      "TARGET GROUP" means the Target and its subsidiaries.

      "TARGET SHARES" means all of the shares of the company constituting a Target.

      "TERM" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

      "TERM ADVANCE" means a Term A Advance or a Term B Advance.

      "TERM A ADVANCE" means an advance (as from time to time consolidated or reduced by repayment) made or to be made by the Banks under the Term A Facility.

      "TERM B ADVANCE" means an advance (as from time to time consolidated or reduced by repayment) made or to be made by the Banks under the Term B Facility.

      "TERM AVAILABILITY PERIOD" means in relation to the Term A Facility or the Term B Facility, the period from and including the Closing Date hereof to and including the earlier of (a) 31 December 2002 and (b) the first Business Day on which the Available Term A Commitment (in the case of the Term A Facility) or the Available Term B Commitment (in the case of the Term B Facility) of each of the Banks is zero.

      "TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of the amounts set opposite its name under the heading "TERM A COMMITMENT" in Schedule 1 (THE BANKS) for each relevant period, as set out in Schedule 1.

      "TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of the amounts set opposite its name under the heading "TERM B COMMITMENT" in Schedule 1 (THE BANKS) for each relevant period, as set out in Schedule 1.

      "TERM FACILITIES" means the Term A Facility and the Term B Facility and "TERM FACILITY" shall mean any one of them.

      "TERM A FACILITY" means the euro term loan facility granted to the Borrowers under subclause 2.1.1 of Clause 2.1 (GRANT OF THE FACILITIES).

      "TERM B FACILITY" means the euro term loan facility granted to the Borrowers under subclause 2.1.2 of Clause 2.1 (GRANT OF THE FACILITIES).

      "TERM A OUTSTANDINGS" means, at any time, the aggregate principal amount of the outstanding Term A Advances.

      "TERM B OUTSTANDINGS" means, at any time, the aggregate principal amount of the outstanding Term B Advances.

      "TERM REPAYMENT DATE" means each of the dates specified in Clause 8.1 (TERM REPAYMENT INSTALMENTS), PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

      "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

      "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (FORM OF TRANSFER CERTIFICATE) or the standard form from time to time of the LMA signed by a Bank and a Transferee under which:

      (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder upon and subject to the terms and conditions set out in Clause 32.3 (ASSIGNMENTS AND TRANSFERS BY BANKS); and

      (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 32.5 (TRANSFERS BY BANKS).

      "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

      "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part OF such Bank's rights, benefits and obligations under the Finance Documents.

      "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

      "TREASURY TRANSACTION" means any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

      "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 25.1 (DEFAULT INTEREST PERIODS).

      "USPE MORTGAGE AGREEMENTS" means (i) a loan dated 31 August 1993 granted by Banc Catala de Credit in favour of Instituto Dexeus, S.A. in the amount of 300,000,000 Ptas; and (ii) a loan in the amount of 200,000,000 Ptas dated 22 July 1994 between Banco Urquijo, S.A. and Hospitalicacion y Servicios, S.A. (Hoys S.A.) and others.

      "USPE - USPI AGREEMENTS" means the loan agreements (as amended from time to time) between USPI and USPE dated 30 June 1999, the loan agreement dated 2 October 1998 between USPI International Holdings Inc and USPE, the loan agreement dated 3 March 1999 between USPI and USPE, and the loan agreement dated 1 May 1998 between USPI and Columbia Healthecare Corporation of Spani, S.L.

      "USPI" means United Surgical Partners International Inc.

      "UTILISATION DATE" means, in relation to an Advance, the date on which it is to be made.

      "VENDOR" means a vendor as defined in the relevant Permitted Acquisition Agreement.

      "VENDOR'S GROUP" means the relevant Vendor and its subsidiaries.

1.2   INTERPRETATION

      Any reference in this Agreement to:

      the "AGENT", the "ARRANGER", any "HEDGE COUNTERPARTY" or any "BANK" shall be construed so as to include it and any subsequent successors and permitted transferees and assigns in accordance with their respective interests;

      a document in "AGREED FORM" is a document that has been initialled as such on or before the Closing Date for the purposes of identification by or on behalf of USPE and any Arranger or Agent or is executed on or before the Closing Date by USPE and any Arranger or Agent or, if not so executed or initialled, is in form and substance reasonably satisfactory to the Agent;

      "ASSETS" includes present and future properties, revenues and rights of every description;

      "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof or remedied and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

      "DISPOSAL" includes any sale, lease, transfer or other disposal;

      the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

      a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

      "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

      a "MEMBER STATE" shall be construed as a reference to a member state of the European Union;

      a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

      (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

      (b) if there is no numerically corresponding day in that next succeeding; calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

      (and references to "MONTHS" shall be construed accordingly);

      a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

      the "RELEVANT INTERBANK MARKET" is a reference to, in relation to the euro, the European interbank market;

      the "RELEVANT INTERBANK RATE" is a reference to, in relation to the euro, EURIBOR;

      "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding; derivative form thereof);

      a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

      (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

      (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

      (iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

      a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

      "TAX" shall be construed so as to include any tax (which shall include, but not be limited to, corporation tax and advance corporation tax), levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

      "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

      a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

      the "WINDING-UP", "DISSOLUTION" OR "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3   CURRENCY SYMBOLS AND DEFINITIONS

      "euro" and "Euro" means the single currency of the European Union as constituted by the treaty on European Union and as referred to in EMU Legislation and "EURO UNIT" means the currency unit of the euro as defined in the EMU Legislation.

1.4   AGREEMENTS AND STATUTES
      Any reference in this Agreement to:

      1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

      1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5   HEADINGS
      Clause and Schedule headings are for ease of reference only.

1.6   TIME
      Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Madrid or Brussels time, as applicable.

1.7   THIRD PARTY RIGHTS
      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.    THE FACILITIES

2.1   GRANT OF THE FACILITIES
      The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

      2.1.1 a euro term loan facility in an aggregate amount of Euro 70,000,000; and

      2.1.2 a euro term loan facility in an aggregate amount of Euro 30,000,000.

2.2   PURPOSE AND APPLICATION

      2.2.1 The Term Facilities are intended for the purpose of financing in part:

            (a) the purchase of Target Shares and/or Target Assets by a Purchaser in accordance with the terms of a Permitted Acquisition Agreement;

            (b)   the payment of the Acquisition Costs;

            (c) the repayment of amounts outstanding under the USPE Mortgage Agreements and the USPE-USPI Agreements or of any Indebtedness for Borrowed Money of any Target, following any Permitted Acquisition;

            (d) general working capital requirements and for general corporate purposes; and

            (e)   repayment of the SG Bridge Loan.

      2.2.2 Accordingly, each Borrower shall so apply all amounts raised by it hereunder in accordance with sub-clause 2.2.1 and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3   CONDITIONS PRECEDENT
      Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Agent has confirmed to USPE and the Banks that it has received all of the documents and other evidence listed in Schedule 3 PART 1 (CONDITIONS PRECEDENT TO A DRAWDOWN) and that each is, in form and substance, reasonably satisfactory to the Agent.

2.4   SEVERAL OBLIGATIONS
      The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5   SEVERAL RIGHTS
      The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any Finance Party hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.    UTILISATION OF THE TERM FACILITY

3.1   UTILISATION CONDITIONS FOR TERM ADVANCES
      A Term Advance will be made by the Banks to a Borrower if:

      3.1.1 by 12.00 noon five Business Days before the proposed Utilisation Date, the Agent has received a completed Notice of Drawdown from such Borrower;

      3.1.2 the proposed Utilisation Date is a Business Day within the relevant Term Availability Period;

      3.1.3 the proposed amount of such Term Advance is (a) in the case of a Term A Advance equal to or less than the amount of the Available Term A Facility and (b) in the case of a Term B Advance, equal to or less than the amount of the Available Term B Facility;

      3.1.4 the proposed amount of any Advance is equal to or greater than Euro 3,000,000 save in the case of any Advance to be used to refinance a USPE Debt Agreement, in which case, such Advance shall be equal to the total amount outstanding under any such agreement;

      3.1.5 the interest rate applicable to such Term Advance during its first Interest Period would not fall to be determined pursuant to Clause
            6.1 (MARKET DISRUPTION);

      3.1.6 on the date of the Notice of Drawdown and on and as of the proposed date for the making of such Term Advance (a) no Event of Default or Potential Event of Default is continuing or would occur as a result of the making of such Term Advance and (b) the Repeated Representations are true (before and after the making of such Term Advance);

      3.1.7 the ratio of USPE's Gross Debt to EBITDA does not exceed 4:1 and the ratio of Gross Debt to Total Funds Invested by the Investors does not exceed 2:1, both for the prior four Financial Quarters immediately prior to the date of the Advance is made for the purposes of this paragraph

            (a) "TOTAL FUNDS INVESTED" means the aggregate of all share capital paid up by the Investors in USPE and all debt subordinated in full to amounts owing hereunder lent by Investors to USPE and any other form of capital contribution by the Investors to USPE which is so subordinated; and

            (b)   EBITDA shall be measured on a Pro Forma Basis and

                  (aa) in the case of any Advance to be used for a Permitted Acquisition, shall, if, either

                        (i) within 90 days of the date on which the relevant drawdown is to be made, the Target in respect of such Permitted Acquisition has signed a Guarantor Accession Memorandum; or

                        (ii) on or prior to the date of such drawdown the relevant Borrower has confirmed in writing to the Agent that it reasonably believes that it will acquire at least 70% of the shares (or other equity interest) of such Target on or prior to the end of such 90 day period, include the EBITDA of that Target for the financial year immediately prior to the then current financial year; and

                  (bb) include the EBITDA of all Material Subsidiaries on a Pro Forma Basis which have either

                        (i) granted a guarantee (either by executing a Guarantor Accession Memorandum or otherwise) of the obligations of the Obligors hereunder; or

                        (ii) in respect of which the Borrower has acquired over 70%, of the shares (or other equity participation); and

      3.1.8 if the Advance is made in relation to a Permitted Acquisition, all Conditions Precedents as set out in Part 2 of Schedule 3 (CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION) have been met to the full satisfaction of the Agent and that, if immediate effect were given to the Permitted Acquisition all covenants as set forth in Section 20 (COVENANTS) hereto would continue to be complied with.

3.2   EACH BANK'S PARTICIPATION IN TERM ADVANCES
      Each Bank will participate through its Facility Office in each Term Advance made pursuant to Clause 3.1 (UTILISATION CONDITIONS FOR TERM ADVANCES) in the proportion borne by its relevant Available Term Commitment to the relevant Available Term Facility immediately prior to the making of that Term Advance.

3.3   REDUCTION OF AVAILABLE TERM COMMITMENT
      If a Bank's relevant Available Term Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for a Term Advance and such reduction was not taken into account in calculating the relevant Available Term Facility, then the amount of that Term Advance shall be reduced accordingly.

3.4   SIMULTANEOUS DRAWDOWN


      3.4.1 No Term A Advance shall be made hereunder unless a Term B Advance is made simultaneously and the Available Term A Facility and the Available Term B Facility are reduced accordingly.

      3.4.2 In relation to an Advance the Term A Advances shall equal 70 per cent. of the Advance made and the Term B Advances shall equal 30 per cent. of the Advance made.

4.    INTEREST PERIODS FOR TERM ADVANCES

      4.1   INTEREST PERIODS
            The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

      4.2   DURATION
            The duration of each Interest Period shall, save as otherwise provided herein, be one, three or six months, in each case as the Borrower to which such Term Advance is made may, (i) in relation to an Advance to be used to refinance existing senior or subordinated debt, by not less than one Business Day's prior notice to the Agent or (ii) in relation to an Advance to be used in connection with a Permitted Acquisition by at least 10 Business Days' prior notice to the Agent (in each case, such notice to be received by 12.00 noon on the relevant Business Day), or such other period as the Banks agree PROVIDED THAT:

      4.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.2.2, 4.2.3 and 4.2.4, be one month;

      4.2.2 any Interest Period which begins during or at the same time as any other Interest Period and made under the same Term Facility shall end at the same time as that other Interest Period;

      4.2.3 to the extent necessary to ensure at any time Advances (in an aggregate amount not less than the amount of the next scheduled repayment of principal hereunder) have Interest Periods expiring on the relevant scheduled Term Repayment Date, any Interest Period which would otherwise end during the month preceding, or extend beyond, a Term Repayment Date or Final Maturity Date shall be of such duration that it shall end on that Term Repayment Date or Final Maturity Date; and

      4.2.4 prior to the Syndication Date, Interest Periods shall be one month (or, if less, such duration necessary to end on the Syndication
            Date) or such other period as the Arranger and USPE may agree.

4.3   CONSOLIDATION OF TERM ADVANCES
      If two or more Interest Periods relating to Term Advances end at the same time and are made to the same Borrower, then, on each of the first and second anniversary of this Agreement, the Term Advances to which they relate shall be consolidated into and treated as a single Term Advance.

5.    PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

5.1   PAYMENT OF INTEREST
      On the last day of each Interest Period relating to a Term Advance the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

5.2   CALCULATION OF INTEREST
      The rate of interest applicable to a Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin at such time, the Mandatory Cost Rate in respect thereof (if any Bank gives notice to the Agent that it believes it is likely to have to pay the Mandatory Cost Rate in respect of such Term Advance) at such time and EURIBOR on the Quotation Date therefor.

5.3   TERM MARGIN RATCHET

      5.3.1 Subject to sub-clause 5.3.3, if the ratio of Gross Debt to EBITDA (calculated on a Pro Forma Basis) in respect of the most recent semi-annual period is within the range set out in column 1 of the margin grid table set out below, then the Applicable A Margin shall be the percentage per annum set out opposite such range in Column 2 of the Margin Grid Table below PROVIDED that from the Closing Date until the end of the first Interest Period ending after the date falling twelve months after the Closing Date, the Applicable A Margin shall be 1.75%, per annum.

                                  Margin Grid Table
                    Column 1                             Column 2

      Gross Debt to EBITDA (calculated on           APPLICABLE A MARGIN
              A PRO FORMA BASIS)

      Greater than 3.25:1                                  1.75

      Less than 3.25:1 but greater than or                 1.375
      equal to 2.25:1

      Less than 2.25:1 but greater than or                 0.90
      equal to 1.5:1

      Less than 1 .5:1                                     0.75

5.3.2 Any reduction or increase to the Applicable A Margin provided for in sub-clause 5.3.1 shall take effect only in relation to any Advance made or Interest Period commencing at least 15 Business Days after receipt by the Agent for the most recent semi-annual period of both (a) (in the case of a semi-annual period ending on the last day of USPE's financial year) the pro forma annual audited financial statements of the Group in accordance with Clause 17.1 (ANNUAL STATEMENTS) (certified by an auditor if so required in accordance with Clause 17.1) or (in the case of a six month period beginning on the first day of any other financial period of USPE's Financial Year) pro forma semi-annual financial statements of the Group in accordance with Clause 17.2 (QUARTERLY AND SEMI-ANNUAL STATEMENTS) for such relevant period and (b), in each case, a Compliance Certificate for such relevant period pursuant to Clause 17.5 (COMPLIANCE CERTIFICATES).

5.3.3 If at any time an Event of Default is continuing the Applicable A Margin shall be 1.75% per annum.

5.3.4 The change to the Applicable A Margin set out in sub-clause 5.3.3 shall apply from the date certified by the Agent (in writing) as the date on which an Event of Default has occurred or come into existence until the date such Event of Default is no longer continuing. The Agent shall give a certification thereof promptly on determining in its reasonable judgement that an Event of Default has occurred or exists and promptly upon becoming aware it is no longer continuing.

5.3.5 Where the Applicable A Margin has been reduced on the basis of unaudited financial statements in accordance with the provisions of this Clause 5.3, if on delivery of the annual audited consolidated financial statement of the Group, all in accordance with Clause 17 (FINANCIAL INFORMATION), or such certificate from an Authorised Signatory accompanying the same, such accounts, statements or certificate show that such reduction should not have been made, the said reduction shall be cancelled with immediate effect for each Term A Advance and the relevant Borrowers shall make payments to the Agent at the end of the current Interest Period as if such reduction had not applied for such period and as if the relevant Margin applies without any such reduction.

5.4 APPLICABLE B MARGIN INCREASE The Applicable B Margin shall at all times be 0.50% per annum above that of the Applicable A Margin. If the Applicable Term A Margin is increased in accordance with Clause 5.3.5 the Applicable Term B Margin shall be increased accordingly and the Borrower shall make such payments as set out in Clause 5.3.5 in relation to the Applicable Term B Margin.

6.    MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

6.1   MARKET DISRUPTION
      If, in relation to any Advance:

      6.1.1 the relevant interbank rate is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate for the purpose of determining the relevant interbank rate, for the relevant Interest Period or Term; or

      6.1.2 before the close of business in Madrid on the Quotation Date for such Advance the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the relevant interbank rate does not accurately reflect the cost of funding its participation in such Advance, then, the Agent shall notify USPE, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 6.2 (SUBSTITUTE INTEREST PERIOD AND INTEREST RATE) shall apply to such Advance (if it is a Term Advance which is already outstanding). If sub-clause 6.1.1 or 6.1.2 applies to a proposed Advance, such Advance shall not be made.


6.2   SUBSTITUTE INTEREST PERIOD AND INTEREST RATE
      If sub-clause 6.1.1 of Clause 6.1 (MARKET DISRUPTION) applies to an Advance, the duration of the relevant Interest Period shall be one month or, if less, such that it shall end on the next succeeding Term Repayment Date. If either sub-clause 6.1.1 or 6.1.2 of Clause 6.1 (MARKET DISRUPTION) applies to an Advance, the rate of interest applicable to such Advance during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 6.3 (ALTERNATIVE RATE)) be the rate per annum which is the sum of:

      6.2.1 the Margin applicable to the relevant Facility at such time;

      6.2.2 the Mandatory Cost Rate in respect thereof at such time; and

6.2.3 the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to four decimal places) of the rates notified by each Bank to the Agent before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period.

6.3   ALTERNATIVE RATE

      If:

      6.3.1 either of those events mentioned in sub-clauses 6.1.1 and 6.1.2 of Clause 6.1 (MARKET DISRUPTION) occurs in relation to an Advance; or

      6.3.2 reason of circumstances affecting the European Interbank Market during any period of three consecutive Business Days EURIBOR is not available,

      then, in any such case, if the Agent or USPE so requires, the Agent and USPE shall enter into negotiations with a view to agreeing an alternative basis:

      (a) for determining the rates of interest from time to time applicable to the Advances; and/or

      (b) upon which the Advances may be maintained (whether in euros or some other currency) thereafter,

      and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such alternative basis without the prior consent of each Bank.

7.    NOTIFICATION

7.1   ADVANCES
      Not less than two Business Days before the first day of an Interest Period, the Agent shall notify each Bank;

      (a)   of the Facility that is to be utilised;

      (b)   the name of the Borrower;

      (c)   the proposed amount of the relevant Advance;

      (d)   the proposed length of the relevant Interest Period; and

      (e) the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to this Agreement.

7.2   INTEREST RATE DETERMINATION
      The Agent shall promptly notify USPE, the relevant Borrower and the Banks of each determination of the relevant interbank rate, the Margin and the Mandatory Cost Rate.

7.3   CHANGES TO ADVANCES OR INTEREST RATES
      The Agent shall promptly notify USPE, the relevant Borrower and the Banks of any change to:

      7.3.1 the proposed length of an Interest Period; or

      7.3.2 any interest rate occasioned by the operation of Clause 6 (MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES).

8.    REPAYMENT OF THE TERM FACILITY

      TERM REPAYMENT INSTALMENTS
      USPE shall procure (and each Borrower which has drawn an Advance shall repay its share of the Outstandings in order to ensure) that the aggregate amount of the Outstandings are repaid on the dates set forth below in instalments in the amounts equal to the percentages set forth below of Term A Outstandings and Term B Outstandings, outstanding on the last day of the relevant Term Availability Period:

            TERM A REPAYMENT DATE    PERCENTAGE OF TERM A OUTSTANDINGS

            30 June 2003                            7.5
            31 December 2003                        7.5
            30 June 2004                            9,5
            31 December 2004                        9.5
            30 June 2005                           12.0
            31 December 2005                       12.0
            30 June 2006                           14.0
            31 December 2006                       14.0
            30 June 2007                           14.0


            TERM B REPAYMENT DATE    PERCENTAGE OF TERM B OUTSTANDINGS

            31 December 2007                       100.0

9.    PREPAYMENT

9.1   VOLUNTARY PREPAYMENT

      9.1.1 The Borrower to which a Term Advance has been made may, if it has given to the Agent not less than five Business Days' prior notice to that effect, prepay the whole of any Term Advance or any part of any Term Advance (being an amount or integral multiple of Euro 3,000,000) subject always to Clause 9.1.3 below, at any time and without premium or penalty provided that:

      9.1.2 Any prepayment shall be made in the proportion of 7:3 against the Term A Outstandings and the Term B Outstandings, respectively.

      9.1.3 Any prepayment shall be on the last day of any Interest Period relating to the Term A Advances and Term B Advances or if at any other time on payment of the appropriate breakage costs in accordance with Clause 25 (DEFAULT INTEREST AND BREAK COSTS).

9.2   MANDATORY PREPAYMENT FROM EXCESS CASH

      9.2.1 USPE shall within 45 days of 31 December, 2002, calculate the Net Revenue for the Group for the year then ended and the Outstandings shall be prepaid at the end of the next Interest Period thereafter in an aggregate amount equal to the Excess Cash Flow in excess of 5% of Net Revenue (on a Pro Forma Basis) for the Group for such financial year up to a maximum of Euro 6,000,000. At the same time as the annual consolidated accounts for the Group are delivered for such period under Clause 17.1 (Annual Statements), USPE's auditors shall recalculate the Net Revenue of the Group on the basis of such accounts and shall recalculate the amount which would have been required to be repaid hereunder (the "NEW AMOUNT"). In the event that the New Amount is less than the amount actually paid (the "EXCESS AMOUNT"), the Excess Amount shall be deducted from the next following payment which is required to be made in respect of the Term A Outstandings (whether of principal or interest). In the event that the New Amount is greater than the amount actually paid, USPE shall prepay such amount as Interest Periods mature and interest shall accrue thereon at the applicable rate from the date the New Amount is calculated until such prepayment. Any such prepayment shall be applied in accordance with Clause 9.4.2 (APPLICATION OF PREPAYMENTS).

      9.2.2 USPE shall procure that within 10 days of delivery of the annual consolidated accounts for the Group for each of the years ended
            31 December 2003 up to 31 December 2007 the Outstandings shall be prepaid in an aggregate amount equal to (i) 50 per cent. of Net Cash Flow (being Free Cash Flow minus Total Debt Service), minus (ii) the amount of any voluntary prepayments of the Outstandings. Any such prepayment shall be applied in accordance with Clause 9.4.1 (APPLICATION OF PREPAYMENTS).

9.3    MANDATORY PREPAYMENT ON SALE OR FLOTATION
       USPE shall (in the case of Clause 9.3.2, at the request OF any Bank) procure that the Outstandings are prepaid in full upon the occurrence of:

      9.3.1 the sale of the whole or substantially the whole of the Group's business or assets; or

      9.3.2 any Flotation.

9.4   APPLICATION OF PREPAYMENTS
      Any prepayment made under Clause 9.1 or Clause 9.2.2 (MANDATORY PREPAYMENT FROM EXCESS CASH) shall be applied in repayment pro rata against the Term A Outstandings and the Term B Outstandings;

      9.4.1 Any prepayment made under Clause 9.2.1 shall he applied in repayment of the Term A Outstandings, pro-rata across the remaining instalments;

      9.4.2 Any prepayment of Term Outstandings shall satisfy the remaining obligations under Clause 8.1 (TERM REPAYMENT INSTALMENTS) PRO RATA.

      9.4.3 If the Borrower makes any prepayment using the proceeds of Refinancing, the Borrower shall pay (to the Agent for distribution pro rata to the Banks) a 0.50 per cent. fee on the amount of the Facilities refinanced if such Refinancing occurs within the 12 month period from the date of the first Advance and shall pay (to the Agent for distribution pro rata to the Banks) a 0.25 per cent. fee if the refinancing takes place during the 12 month period which is between 12 months after the date of such first Advance and 24 months after such first Advance date. After 24 months after the first Advance Date, no prepayment penalty shall apply. Such fee shall be exempted if prepayment is made by way of a bond issue underwritten by Societe Generale or any of its affiliates (as defined in Clause 20.28) or through a flotation or trade sale of its business.

9.5   NOTICE OF PREPAYMENT
      Any notice of prepayment given by a Borrower pursuant to this Clause 9 shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the relevant Borrower to make such prepayment on such date.

10.   REMOVAL OF BANKS

10.1  NOTICE OF REMOVAL OF A BANK

      If:

      10.1.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 11.1 (TAX GROSS-UP); or

      10.1.2 any Bank claims indemnification from an Obligor under Clause 11.2 (TAX INDEMNITY) or Clause 13.1 (INCREASED COSTS); or

      10.1.3 any relevant Borrower is required to treat any payment of interest to a Bank as a distribution for tax purposes,

      USPE may, whilst such circumstance continues, give the Agent at least ten Business Days notice (which notice shall be irrevocable) of its intention to cancel, repay and/or provide cash collateral in respect of the Commitment of such Bank.

10.2  REMOVAL OF A BANK
      On the day the notice referred to in Clause 10.1 (NOTICE OF REMOVAL OF A
      BANK) expires (if such circumstance relates to a Bank) each Borrower to which an Advance has been made shall repay such Bank's portion of the Advances.

10.3  NO FURTHER AVAILABILITY
      A Bank for whose account a repayment is to be made under Clause 10.1 (NOTICE OF REMOVAL OF A BANK) shall not be obliged to participate in the making of Advances on or after the date upon which the Agent receives USPE's notice of its intention to procure the repayment of such Bank's share of the Outstandings, and such Bank's Available Commitment shall be reduced to zero.

10.4  NO OTHER REPAYMENTS OR CANCELLATION
      The Borrowers shall not repay all or any part of the Outstandings except at the times and in the manner expressly provided for in this Agreement.

10.5  NO REBORROWING
      None of the Borrowers shall be entitled to reborrow any amount of any Term Facility which is repaid.

11.   TAXES

11.1  TAX GROSS-UP
      All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net OF any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made Provided that any Obligor established in Spain will not be obliged to increase any payment under this Clause 11.1
      (a) to any Finance Party not being or ceasing to be a Qualifying Bank unless (i) the requirement to deduct or withhold would have applied had such Finance Party been or continued to be a Qualifying Bank or (ii) such Finance Party is not or ceases to be a Qualifying Bank as a result of a change of law or generally applied practice of, or interpretation OF any laws by, the Spanish Tax Administration or (b) to any Finance Party in relation to which the requirement to deduct or withhold is due solely to such Finance Party not being in compliance with its obligations (if any) under Clause 11.4.

11.2  TAX INDEMNITY
      Without prejudice to Clause 11.1 (TAX GROSS-UP), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for the purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, USPE shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 11.2 shall not apply to:

      11.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

      11.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance party but not actually receivable) by the jurisdiction in which its Facility Office is located.

11.3  CLAIMS BY BANKS
      A Bank intending to make a claim pursuant to Clause 11.2 (TAX INDEMNITY) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify USPE thereof.

11.4  TAX CERTIFICATES
      Without prejudice to the other provisions of Clause 11 and the provisions of Clause 12 in relation to an exemption from or application of withholding tax of a rate lower than that of general application pursuant to the laws of Spain or to any double taxation treaty, any Finance Party which is not a Domestic Bank agrees to co-operate with the relevant Obligor to supply the Agent (which shall forthwith deliver a copy thereof to any Obligor established in Spain), with a certificate of residence issued by the pertinent fiscal administration, (i) in the case of a Qualifying Bank which is not a Domestic Bank, accrediting such Qualifying Bank as resident for tax purposes in a Qualifying State, prior to any first interest payment date and (ii) in the case of a Finance Party which is not a Qualifying Bank, accrediting such Finance Party as resident for tax purposes in a state which has signed and ratified a double taxation treaty with Spain. As such certificates are, at the date hereof, only valid for a period of one year, each such Finance Party will be required to so supply a further such certificate upon expiry of the previous certificate in relation to any further payment of interest.

12.   TAX RECEIPTS

12.1  NOTIFICATION OF REQUIREMENT TO DEDUCT TAX
      If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

12.2  EVIDENCE OF PAYMENT OF TAX
      If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

12.3  TAX CREDIT PAYMENT
      If an additional payment is made under Clause 11 (TAXES) by an Obligor for the benefit of any Finance Party and such Finance Party determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party determines that:

      12.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 11 (TAXES); and

      12.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

      such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

12.4   TAX CREDIT CLAWBACK
       If any Finance Party makes any payment to an Obligor pursuant to Clause
       12.3 (TAX CREDIT PAYMENT) and such Finance Party subsequently determines that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

12.5   TAX AND OTHER AFFAIRS
       No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 11 (TAXES) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

13.    INCREASED COSTS

13.1   INCREASED COSTS
       If, by reason of (a) any change in law or in its interpretation by any relevant authority or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (in each case after the date of this Agreement):

       13.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Finance Documents;

       13.1.2 a Bank any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Finance Documents; or

      13.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum,

      then USPE shall, from time to time on demand of the Agent received by USPE within six months after the date on which the Bank has become aware of such matter, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (a) such reduction in the rate of return of capital, (b) such cost or (c) such increased cost.

13.2   INCREASED COSTS CLAIMS
       A Bank intending to make a claim pursuant to Clause 13.1 (INCREASED COSTS) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify USPE thereof.

13.3   EXCLUSIONS
       Notwithstanding the foregoing provisions of this Clause 13, no Bank shall be entitled to make any claim in respect of:

       13.3.1 any cost, increased cost or liability as referred to in Clause
              13.1 (INCREASED Costs) to the extent the same is compensated by the Mandatory Cost Rate;

       13.3.2 any cost, increased cost or liability compensated by Clause 11 (TAXES); or

       13.3.3 any cost, increased cost or liability arising out of a Bank's wilful default or gross negligence.

14.    ILLEGALITY
       If, at any time, it is or will become unlawful for a Bank to make, fund, issue, participation or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to USPE through the Agent a notice to that effect and:

       14.1.1 such Bank shall not thereafter be obliged to participate in any Advance and the amount of its Available Term Commitment shall be immediately reduced to zero; and

       14.1.2 if the Agent on behalf of such Bank so requires, USPE shall procure that each Borrower shall on such date as the Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents and any repayment of any Term Advance so made after the last day of the Term Availability Period shall reduce rateably the remaining obligations under Clause 8.1 (TERM REPAYMENT INSTALMENTS) in respect of the Outstandings under the Term Facility under which such Term Advance was made.

15.    MITIGATION
       If in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

       15.1.1 an increase in any sum payable to it or for its account pursuant to Clause 11.1 (TAX GROSS-UP);

       15.1.2 a claim for indemnification pursuant to Clause 11.2 (TAX INDEMNITY) or Clause 13.1 (INCREASED COSTS); or

       15.1.3 the reduction of its Available Term Commitment to zero or any repayment to be made pursuant to Clause 14 (ILLEGALITY)

       then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to, such Bank shall, upon request by USPE or relevant Borrower and, in consultation with the Agent and USPE and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to USPE and willing to participate in the Facilities) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the reasonable opinion of such Bank, to do so might have any material adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

16.    REPRESENTATIONS
       Each Obligor makes the representations and warranties set out in Clause
       16.1 (STATUS) to Clause 16.33 (USPE'S KNOWLEDGE) to the Finance Parties on its own behalf and, in addition, USPE makes the representations set out therein to the Finance Parties on behalf of each member of the Group (assuming for the purposes of the representations made on the date hereof and each Permitted Acquisition Closing Date, that completion of the Acquisition has occurred. The Original Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties. The representations and warranties in Clause 16.17 (INFORMATION MEMORANDUM) shall only be made on the dates specified in Clause 16.34 (REPETITION OF REPRESENTATIONS).

16.1   STATUS
       It is a corporation duly organised and validly existing under the laws of its jurisdiction of incorporation and is a limited liability corporation and has the power and all necessary governmental and other material consents, approvals, licences and authorisations under any applicable jurisdiction to own its property and assets and to carry on its business as currently conducted.

16.2   GOVERNING LAW AND JUDGMENTS

       16.2.1 In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents (except the Security Documents), the choice of English law as the governing law of the Finance Documents and any judgment obtained in England will be recognised and enforced.

       16.2.2 In any proceedings taken in its jurisdiction of incorporation in relation to the Security Documents, the choice of Spanish law as the governing law of the Security Documents and any judgment obtained in Spain will be recognised and enforced.

16.3   BINDING OBLIGATIONS
       The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof save that any agreement by a shareholders' meeting (or partners' meeting, as applicable) to grant a Guarantee by any Material Subsidiary which is not wholly owned by USPE may be suspended or annulled if challenged ("IMPUGNADO") in accordance with the procedures set out in the Spanish LEY DE SOCIEDADES ANONIMAS by any minority shareholder in such Material Subsidiary or the LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA, as applicable.

16.4   EXECUTION AND POWER
       Its execution of the Finance Documents and the Permitted Acquisition Documents to which it is, or will be from time to time, a party and its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby (including, without limit, borrowing thereunder and granting any security or guarantees contemplated thereunder) do not and will not:

       16.4.1 conflict with any material agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets; or

       16.4.2 conflict in a material way with its constitutive documents; or

       16.4.3 conflict with any applicable law or any applicable official or judicial regulation or order.

       It has the power to enter into and perform its obligations under the Finance Documents and the Permitted Acquisition Documents to which it is a party and all corporate and other action required to authorise the execution, delivery and performance of the Finance Documents and the Permitted Acquisition Documents to which it is a party and the transactions contemplated therein has been duly taken. No limit on its powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents.

16.5   NO MATERIAL PROCEEDINGS
       No action or administrative proceeding of or before any court, arbitrator or agency (including, but not limited to, investigative proceedings) which could reasonably be expected to have a Material Adverse Effect has been started or threatened against it or its assets, nor are there any circumstances likely to give rise to any such action or proceedings.

16.6   FINANCIAL STATEMENTS

       16.6.1 Its Original Financial Statements and its most recent audited financial statements delivered to the Agent (consolidated in the case of USPE):

       (a) were prepared in accordance with accounting principles generally accepted in its jurisdiction of incorporation (or, in the case of audited financial statements of the Group, with accounting principles generally accepted in Spain) and consistently applied and comply with Clause 17.8 (ACCOUNTING POLICIES);

       (b) disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses of such Obligor or, as the case may be, any member of the Group that are required by such accounting principles to be disclosed; and

       (c) give a true and fair view of (in the case of audited financial statements) or fairly present in all material respects (in the case of unaudited financial statements) the financial condition and the results of the operations of operations of such Obligor or, as the case may be, the Group during the relevant period.

       16.6.2 Its financial year end and, in the case of USPE, the financial year end of the Group is 31 December.

16.7   NO MATERIAL ADVERSE CHANGE
       Since the date of its Original Financial Statements or, if later, the date as at which its most recent audited financial statements (consolidated in the case of USPE) were stated to be prepared, there has been no material adverse change in its business, operations, property, financial condition, performance or prospects or, in the case of USPE the Group taken as a whole.

16.8   VALIDITY AND ADMISSIBILITY IN EVIDENCE
       All acts, conditions and things required to be done, fulfilled and performed in order:

       16.8.1 to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents;

       16.8.2 to ensure that the obligations expressed to be assumed by it in the Finance Documents are legal, valid, binding and enforceable; and

       16.8.3 to make the Finance Documents admissible in evidence in its jurisdiction of incorporation,

       have been done, fulfilled and performed.

16.9   CLAIMS PARI PASSU
       Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Finance Documents will rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application and, in the case of any Obligor incorporated in Spain, those whose claims have been raised to the status of Spanish Public Document before the date hereof and those debts which are preferred by paragraphs (1), (2), (3) and (4) of Article 913 and 914 of the Spanish Commercial Code or the ESTATUTO DE LOS TRABAJADORES .

16.10  NO FILING OR STAMP TAXES
       Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents.

16.11  NO DEDUCTION OR WITHHOLDING
       Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder provided that, in the case of any Obligor incorporated in Spain, any Finance Party to whom it may make payment hereunder is a Qualifying Bank and has complied with its obligations under Clause 11.4 (TAX CERTIFICATES).

16.12  REPORTS
       Any Reports, Budgets or Business Plans shall have been prepared after due and careful consideration and USPE (and its executive directors), having made all reasonable enquiries in the circumstances of an Acquisition and the negotiation of Acquisition Documents:

       16.12.1 is not aware of any material inaccuracy as to factual matters relating to a Target contained in the relevant Reports or Business Plan;

       16.12.2 does not (as at the date hereof and the date thereof, as applicable) regard as unreasonable or unattainable any of the forecasts or projections set out in any of the Reports, Business Plans or Budgets for the relevant financial year end of the Group;

       16.12.3 believes (having made all reasonable enquiries) the assumptions upon which the forecasts and projections in relation to a Target contained in any Reports, Business Plans and Budgets are based to be fair and reasonable; and

       16.12.4 is not aware of any facts or matters not stated in any Reports, Business Plans or the Original Financial Statements or Financial Statements delivered thereafter, the omission of which make any statements contained therein misleading in any material respect; and

       16.12.5 has made full disclosure of all material facts to all the persons responsible for the preparing of any Reports in relation to USPE, the Group and any Target.

16.13  GROUP STRUCTURE

       16.13.1 The Group Structure Chart delivered to the Agent pursuant to
               Schedule 3 (CONDITIONS PRECEDENT) and as amended from time to time is true, complete and accurate; and

       16.13.2 all necessary inter-company loans, transfers, share exchanges and other steps resulting in the final Group structure set out in the Group Structure Chart or set out in any amended Group Structure chart have been taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

10.14  NO WINDING-UP
       No member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief having made all reasonable enquiry) overtly threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise save for any solvent reorganisation previously approved by an Instructing Group in writing) or for the enforcement of an Encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee, or similar officer of it or of any or all of its assets or revenues.

16.15  NO MATERIAL DEFAULTS
       No member of the Group:

       16.15.1 is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect; or

       16.15.2 is or is likely to be in breach of or in default under any agreement to which it is party or which is binding on it or any of its assets as a result of entering into and performing its obligations under the Finance Documents in a manner which could reasonably be expected to have a Material Adverse Effect.

16.16. INFORMATION

       16.16.1 All of the written information supplied or to be supplied by USPE, any Obligor and any advisers of USPE and/or any Obligor to the Agent and/or the Banks and/or their advisers in connection with the Finance Documents is true, complete and accurate in all material respects as at the date such information was supplied and is not misleading in any material respect.

       16.16.2 USPE has not knowingly failed to disclose to the Agent any material facts or circumstances which would be reasonably likely, if disclosed, to affect adversely the decision of a person considering whether or not to provide finance to the Borrowers.

16.17  INFORMATION MEMORANDUM
       The factual information contained in the Information Memorandum is true, complete and accurate in all material respects, the financial projections contained therein have been prepared on the basis of recent historical information and on the basis of fair and reasonable assumptions and nothing has occurred or been omitted that renders the information contained in the Information Memorandum inaccurate or misleading in any material respect.

16.18  ENVIRONMENTAL COMPLIANCE
       Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants,

16.25  TAXATION

       16.25.1 Each Group member has duly and punctually paid and discharged all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefore without imposing tax penalties or creating any Encumbrance with priority to the Banks or the security granted or evidenced by the Security Documents (save to the extent payment thereof is being contested in good faith by the relevant Group member and adequate reserves are being maintained for those taxes and where payment thereof can lawfully be withheld and would not result in an Encumbrance with priority to the security created or evidenced by the Security Documents; in relation to the representation made under this Clause 16.25 (TAXATION) on the date hereof, this proviso shall only apply to the extent any such payment has been previously disclosed to the Agent in writing).

       16.25.2 No Group member is materially overdue in the filing of any tax returns.

       16.25.3 No claims are being or are reasonably likely to be asserted against any Group member with respect to taxes which could reasonably be expected to have a Material Adverse Effect.

16.26  SECURITY INTEREST

       16.26.1 Each Security Document to which it is a party creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

       16.26.2 The shares of any Group member which are subject to an Encumbrance under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of any such Group member do not and could not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

16.27  INTELLECTUAL PROPERTY
       It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

16.28  GOOD TITLE TO ASSETS
       It has good title to or valid leases of or other appropriate licence, authorisation or consent to use its assets necessary to carry on its business as presently conducted (including, without limitation, its Properties and Intellectual Property Rights).

16.29  ACQUISITION DOCUMENTS
       Save for minor or technical amendments, variations or waivers, there has been no amendment, variation or waiver of the terms of any Permitted Acquisition Documents save as approved in writing by the Agent.

16.30  LEGAL AND BENEFICIAL OWNER
       It is the absolute legal and, where applicable, beneficial owner of all its assets subject to any Permitted Encumbrances and to any security granted under the Security Documents to which it is a party.

16.31  ISSUE OF SHARE CAPITAL
       Save to the extent contemplated in the Shareholders Agreement, there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of any share, loan note or loan capital of USPE or any Group member (including an option or right of preemption or conversion).

16.32  NO TRADING
       Save as contemplated by, or otherwise in connection with this Agreement, the Finance Documents and the Permitted Acquisition Documents and the transactions contemplated hereby or thereby, USPE has not traded or undertaken any commercial activities of any kind and has no liabilities or obligations (actual or contingent).

16.33  USPE'S KNOWLEDGE
       USPE is not aware of any event, fact or circumstance which would constitute a breach of warranty or misrepresentation or breach of contract or other claim against the Vendor if all references in any of the Permitted Acquisition Documents to "so far as the Vendor is aware" or similar were deleted.

16.34  REPETITION OF REPRESENTATIONS
       16.34.1 The Repeated Representations shall be deemed to be repeated by the relevant Obligor by reference to the facts and circumstances then existing on the Closing Date, any Permitted Acquisition Closing Date, the date each Notice of Drawdown is given, on the first day of each Interest Period, on each date on which an Advance is or is to be made (or any Advance is rolled over) and on each date on which a company becomes (or it is proposed that a company becomes) an Additional Obligor and at the end of each Financial Quarter of the Group.

       16.34.2 Clause 16.17 (INFORMATION MEMORANDUM) shall be deemed to be made on the date that the Information Memorandum is approved by USPE and on the Syndication Date.

17.    FINANCIAL INFORMATION

17.1   ANNUAL STATEMENTS

       17.1.1 Each Obligor shall as soon as the same become available, but in any event within 180 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its consolidated financial statements and, in the case of USPE, the consolidated financial statements of the Group for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in its jurisdiction of incorporation, and the related auditor's reports.

       17.1.2 USPE shall, upon delivery of the statements referred to in Clause 17.1.1, deliver to the Agent in sufficient copies for the Banks pro forma consolidated financial statements of the Group for such financial year (certified if requested by the Agent by the auditors who have audited the statements referred to in Clause
              17.1.1. as representing an accurate reflection of the revised consolidated EBITDA of the Group), incorporating the financial statements of any Target acquired during such financial year as though such Target(s) had been acquired at the beginning of that year.

       Such audited financial statements of USPE shall be accompanied by a statement of USPE showing a comparison of actual performance by the Group with the performance projected by the Budget for such period and (in respect of first two sets of accounts) the Business Plan for such period.

17.2   QUARTERLY AND SEMI-ANNUAL STATEMENTS
       Each Obligor shall as soon as the same become available, but in any event within 45 days after the end of each of the first three Financial Quarters, of each of its financial years, deliver to the Agent (and, if requested, in sufficient copies for the Banks) its financial statements and pro forma financial statements (or, in the case of USPE, the consolidated financial statements of the Group and Pro Forma Basis consolidated financial statements) for such period, such pro forma statements being prepared as though any Target acquired during such Financial Quarter were acquired at the beginning thereof.

       Such quarterly and semi-annual statements shall be in a form reasonably acceptable to the Agent and shall include a balance sheet, profit and loss account and cash flow statement and, in the case of the consolidated quarterly or semi-annual statements of the Group:

       17.2.1 a comparison of actual performance by the Group with the performance projected by the Budget for such period and (in respect of periods commencing within two years of the Closing
              Date) the Business Plan for such period;

       17.2.2 a rolling reforecast to the end of the current financial year; and

       17.2.3 in respect of each Financial Quarter or half year commencing with the first Financial Quarter or half-year, respectively, ending after the Closing Date, a comparison with the performance in the corresponding period of the previous year.

17.3   MONTHLY MANAGEMENT STATEMENTS
       USPE shall as soon as the same become available but in any event within 45 days after the end of each month deliver to the Agent in sufficient copies for the Banks the consolidated financial statements of the Group (save as set out in this Clause 17.3) for such period.

       Such monthly accounts shall be on a month-to-month and cumulative basis and in a form reasonably acceptable to the Agent and shall include a balance sheet, profit and loss account and cashflow statements and provide a management commentary thereon as to, INTER ALIA, the Group's performance during such month and any material developments or proposals affecting the Group or its business, together with a comparison of actual performance by the Group with the performance projected by the Budget for such period and (in respect of periods commencing within two years of the Closing Date) the Business Plan for such period and with the performance in the corresponding calendar month of the previous financial year.

       Such monthly accounts shall not include any Target acquired during the three month period immediately prior to the end of the month in respect of which they are prepared.

17.4   REQUIREMENTS AS TO FINANCIAL STATEMENTS
       Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 17 is certified by an Authorised Signatory of such Obligor as giving a true and fair view of (in the case of audited financial statements) or fairly presents (in the case of unaudited financial statements) its financial condition (or in the case of USPE, the consolidated financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period.

17.5   COMPLIANCE CERTIFICATES
       USPE shall ensure that each set of financial statements delivered by it pursuant to Clause 17.1 (ANNUAL STATEMENTS) and Clause 17.2 (QUARTERLY AND SEMI-ANNUAL STATEMENTS) IS accompanied by a Compliance Certificate signed by its auditors (in the case of a Compliance Certificate delivered with its annual financial statements) and by two Directors of USPE (in the case of a Compliance Certificate delivered with its annual or its quarterly financial statements).

17.6   BUDGET
       USPE shall, as soon as the same become available, and in any event not later than forty five (45) days after the beginning of any financial year, deliver to the Agent in sufficient copies for the Banks an annual Budget (in a form agreed with the Agent) prepared by reference to each Financial Quarter in respect of such financial year of the Group including:

       17.6.1 forecasts of projected disposals (including timing and amount thereof) on a consolidated basis of the Group for such financial year;

       17.6.2 projected annual profit and loss accounts (including projected turnover and operating costs) for and projected balance sheets and cash flow statements on a quarterly basis for such financial year on a consolidated basis for the Group;

       17.6.3 projected capital expenditure to be incurred on a quarterly basis for such financial year on a consolidated basis for the Group;

       17.6.4 projected EBIT and EBITDA as at the end of each Financial Quarter in such financial year; and

       17.6.5 a qualitative analysis and commentary from the management on its proposed activities for such financial year.

              USPE shall forthwith provide the Agent with details of any material changes in the projections delivered under this Clause
              17.6 as soon as it become aware of any such change.

17.7   OTHER FINANCIAL INFORMATION
       Each Obligor shall from time to time on the request of the Agent, furnish the Agent with such information about the business, condition (financial or otherwise), operations, performance, properties or prospects of the Group as the Agent or any Bank (through the Agent) may reasonably require.

17.8   ACCOUNTING POLICIES
       Each Obligor shall ensure that each set of financial statements delivered pursuant to this Clause 17 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements (with normal period end adjustments for monthly and quarterly accounts) (the "REFERENCE FINANCIAL STATEMENTS") unless, in relation to any such set of financial statements, the relevant Obligor notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the auditors OF such Obligor provide:

       17.8.1 a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

       17.8.2 sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements.

       If there has been a change in accounting policies, practices, procedures or reference period and the description and information required by this Clause 17.8 have been provided by the auditors in connection with such change and any amendments have been agreed pursuant to Clause 17.9 (CHANGE IN ACCOUNTING POLICY) in connection with such change, then such change shall become part of the normal accounting policies, practices, procedures and reference period as if it were used in the preparation of the Original Financial Statements.

17.9   CHANGE IN ACCOUNTING POLICIES
       If there has been one or more such changes in any accounting policies, practices or procedures or reference period:

       17.9.1 the Agent and USPE shall (in consultation with the auditors of USPE, if necessary), at the Agent's request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 19 (FINANCIAL CONDITION) the term margin ratchet in Clause 5.3 (TERM MARGIN RACHET), and the mandatory prepayment from excess cash in Clause 9.2 (MANDATORY PREPAYMENT FROM EXCESS CASH) and/or in each case, the definitions used therein as may be necessary to grant to the Banks protection comparable to that granted on the date hereof; and any amendments as agreed will have effect on the date agreed between the Agent and USPE; and

       17.9.2 if no such agreement is reached within 30 days of the Agent's request, the Agent shall (if so requested by an Instructing Group) instruct the auditors of USPE or independent accountants (approved by USPE or, in the absence of such approval within 5 days of request by the Agent therefor, a firm with recognised international expertise) to determine any amendment to Clause 19 (FINANCIAL CONDITION) which those auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to grant to the Banks protection comparable to that granted on the date hereof, which amendments shall take effect when so determined by those auditors, or as the case may be, accountants. Where such auditors or accountants are instructed hereunder, the cost and expense of those auditors or accountants shall be for the account of USPE.

18.    OTHER INFORMATION

18.1   INFORMATION AS TO GUARANTORS
       USPE shall from time to time, at the request of the Agent, furnish the Agent with a report issued by its auditors stating which of its subsidiaries are Material Subsidiaries.

18.2.  SHAREHOLDER INFORMATION
       USPE shall, as soon as reasonably practicable, after the same are supplied or made available, furnish the Agent with such general information as is required by law to be supplied or made available to all shareholders (in their capacity as such) of USPE or, in the case of any Obligor, their creditors generally or any class thereof.

18.3   AUDITOR'S LETTER
       USPE shall at the request of the Agent require and authorise the Auditors to discuss with the Agent the information and other matters related to or arising out of the annual audit of the Group by the Auditors.

18.4   LITIGATION AND ENVIRONMENTAL CLAIMS
       USPE shall advise the Agent forthwith of the details of:

       18.4.1 each litigation, arbitration or administrative proceeding pending or threatened against any member of the Group which could reasonably be expected to result in liability of such member of the Group in an amount in excess of five per cent. of the total Current Assets (as defined in Clause 19.2) of the Group at the time such matter or claim was commenced (or its equivalent); and

       18.4.2 each Environmental Claim which could reasonably be expected to involve liability or expenditure in excess of five per cent. of the total Current Assets (as defined in Clause 19.2) of the Group at the time such claim was commenced.

18.5   SHAREHOLDERS OF USPE
       USPE shall promptly inform the Agent in writing upon any transfer of any legal or beneficial ownership of the shares of USPE or any change of control of such shares of which it is aware and such notice shall include details of the previous owner or controller and the new owner or controller and the number and type of shares affected.

18.6   INFORMATION COVENANTS USPE
       shall procure that any notices required to be delivered to the Agent under Clause 20 (COVENANTS) are delivered in accordance with such Clause.

19.    FINANCIAL CONDITION

19.1   FINANCIAL CONDITION
       USPE shall ensure that the financial condition of the Group (calculated on a Pro Forma Basis (consolidated), if applicable) shall be such that:

       19.1.1 CASH FLOW COVER: Cash Flow Cover at the end of March, June, September and December falling in each Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite such Relevant Period.

           COLUMN 1                                              COLUMN 2
           RELEVANT PERIOD                                       RATIO

           PERIOD EXPIRING DURING
           THE YEAR ENDING:      31/12 2000                       1:1
                                 31/12 2001                       1.05:1
                                 31/12 2002                       1.15 :1
                                 31/12 2003                       1.15:1
                                 31/12 2004                       1.15:1
                                 31/12 2005                       1.15:1
                                 31/12 2006                       1.15:1
                                 31/12 2007                       1.15:1

       "CASH FLOW COVER" means, in relation to any Relevant Period, the ratio of Free Cash Flow to Total Debt Service (other than during the period falling prior to the end of the Term Availability Period any Indebtedness for Borrowed Money to be refinanced with any Advances) for such Relevant Period.

       19.1.2 MINIMUM NET WORTH COVER: Minimum Net Worth Cover during each Relevant Period specified in column 1 below shall at all times not be less than the ratio set out in column 2 below opposite such Relevant Period.

           COLUMN 1                                               COLUMN 2
           RELEVANT PERIOD                                        RATIO

           PERIOD EXPIRING DURING
           THE YEAR ENDING:      31/12 2000                       2.25:1
                                 31/12 2001                       2.25:1
                                 31/12 2002                       2.25:1
                                 31/12 2003                        2.0:1
                                 31/12 2004                       1.75:1

                                 31/12 2005                       1.50:1
                                 31/12 2006                       1.50:1
                                 31/12 2007                       1.50:1

       "MINIMUM NET WORTH COVER" means, in relation to any Relevant Period, the ratio of Gross Debt to Consolidated Net Worth for such Relevant Period.

       19.1.3 GROSS DEBT COVER: Gross Debt Cover at the end of March, June, September and December falling in of each Relevant Period specified in column 1 below shall not be more than the ratio set out in column 2 below opposite such Relevant Period.

           COLUMN 1                                               COLUMN 2
           RELEVANT PERIOD                                        RATIO

           PERIOD EXPIRING DURING
           THE YEAR ENDING:      31/12 2000                        5.0:1
                                 31/12 2001                        5.0:1
                                 31/12 2002                        5.0:1
                                 31/12 2003                        5.0:1
                                 31/12 2004                        4.5:1
                                 31/12 2005                        4.5:1
                                 31/12 2006                        4.5:1
                                 31/12 2007                        4.5:1

       "GROSS DEBT COVER" means, in respect of any Relevant Period, the ratio of Gross Debt to EBITDA (calculated on a Pro Forma Basis) for such Relevant Period.

       19.1.4 INTEREST COVER

              The ratio of EBITDA to interest payable in respect of any Indebtedness for Borrowed Money of the Group during each Relevant Period specified in Column 1 below shall at all times be not less than the ratio set out in Column 2 below opposite such Relevant Period

           COLUMN 1                                               COLUMN 2
           RELEVANT PERIOD                                        RATIO

           PERIOD EXPIRING DURING
           THE YEAR ENDING:             31/12 2000                 2.5:1
                                        31/12 2001                 2.8:1
                                        31/12 2002                 3.0:1
                                        31/12 2003                 3.2:1
                                        31/12 2004                 3.5:1
                                        31/12 2005                 4.0:1
                                        31/12 2006                 4.0:1
                                        31/12 2007                 4.0:1

19.2   FINANCIAL DEFINITIONS
       In Clause 19 (FINANCIAL CONDITION) the following terms have the following meanings.

       "CAPITAL EXPENDITURE" means any expenditure or obligations in respect of expenditure (including any obligation in respect of the capital element of any Finance Lease, operating lease or capital lease) for the acquisition of equipment, fixed assets, real property, intangible assets and other assets of a capital nature, or for the replacements or substitutions therefor or additions or improvements thereto, that in any such case have a useful life of more than one year together with costs incurred in connection therewith.

       "CONSOLIDATED NET FINANCE CHARGES" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element), commission, fees, discounts and other finance payments payable by any member of the Group (other than to another member of the Group or to USPI by any member of the Group).

       INCLUDING any commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement.

       BUT DEDUCTING (a) any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging instrument permitted by this Agreement, (b) any interest receivable by any member of the Group on any deposit or bank account and
       (c) any interest payable in relation to subordinated indebtedness.

       "CONSOLIDATED NET WORTH" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital (other than any redeemable shares) and the aggregate amount of the reserves of the Group INCLUDING:

       (a)    any amount credited to the share premium account;

       (b)    any capital redemption reserve fund;

       (c) any balance standing to the credit of the consolidated profit and loss account of the Group; and

       (d)    subordinated shareholders loans

       BUT DEDUCTING:

       (1) any debit balance on the consolidated profit and loss account of the Group;

       (2) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group and interests of non-Group members in Group subsidiaries but after adding back any amortised goodwill and any transaction expenses in connection with the Acquisition amortised or written off;

       (3) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

       (4) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 1998 (other than those required to be included in accordance with Spanish GAAP); and

       (5) any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

       "CURRENT ASSETS" means the aggregate of inventory, trade and other receivables of the Group on a consolidated basis including sundry debtors (but excluding cash at bank and Cash Equivalent Investments) maturing within twelve months from the date of computation and excluding amounts due from the relevant Vendors in connection with a Permitted Acquisition.

       "CURRENT LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments) of the Group on a consolidated basis falling due within twelve months from the date of computation but excluding consolidated aggregate Indebtedness for Borrowed Money of the Group falling due within such period and any interest accruing on such Indebtedness for Borrowed Money due in such period and excluding amounts due to the Vendors in connection with the Acquisition.

       "EB1T" means, in respect of any Relevant Period, the consolidated net income of the Group BEFORE:

       (a)    any provision on account of taxation;

       (b) any interest (including capitalised interest), commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness for Borrowed Money;

       (c) any amounts received or paid pursuant to the interest hedging arrangements entered into in respect of the Facilities;

       (d)    any items treated as exceptional or extraordinary items;

       (e)    any amount attributable to goodwill arising on a Permitted
              Acquisition,

       Provided that any calculation made shall be made on a Pro Forma Basis as if any Acquisitions made during the Relevant Period were made at the beginning of such period.

       "EBITDA" means, for any Relevant Period, EBIT before any amount attributable to amortisation of intangible assets (including goodwill) and depreciation of tangible assets and amortisation, or the writing off of transaction expenses in relation to a Permitted Acquisition (to the extent, in each case, deducted in calculated EBIT).

       "EXCESS CASH FLOW" means, for any period for which it is being calculated, Free Cash Flow (for such purposes not calculated on a Pro Forma Basis) for that period less

       (a) Total Debt Service (without double counting Consolidated Net Finance Charges) but adding back the amount of any cash dividends paid or made in such period;

       (b)    voluntary prepayments of the Term Facilities during such period;
              and

       (c) extraordinary capital expenditure provided that such amount has been added to the purchase price for any existing and future Permitted Acquisitions.

       "FINANCIAL QUARTER" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

       "FREE CASH FLOW" means, in respect of any Relevant Period, EBITDA (calculated on a Pro Forma Basis) of the Group after ADDING BACK:

       (i)    any decrease in the amount of Working Capital;

       AND DEDUCTING:

       (ii) any amount of Capital Expenditure actually made by any member of the Group (excluding extraordinary Capital Expenditure for existing and future Permitted Acquisitions where such amount is added to the purchase price);

       (iii)  any increase in the amount of Working Capital;

       (iv)   any amount in respect of minority interests;

       (v) any amount actually paid or due and payable in respect of taxes on the profits of any member of the Group; and

       (vi) any cash payment in respect of any exceptional or extraordinary item,

       and no amount shall be included or excluded more than once.

       "GROSS DEBT" means, at any time, the aggregate Senior Indebtedness of the Group constituting Indebtedness for Borrowed Money (but excluding for such purpose any guarantee granted in relation to the Clinica San Camilo Building by any member of the Group in respect of Indebtedness for Borrowed Money to the extent that such guarantees are fully cash collateralised).

       "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

       "RELEVANT PERIOD" means each period of twelve months ending on the last day of each Financial Quarter of USPE's financial year.

       "SENIOR INDEBTEDNESS" means Indebtedness for Borrowed Money (other than Indebtedness for Borrowed Money owed to a member of the Group) that is not subordinated in right of payment to other Indebtedness for Borrowed Money.

       "TOTAL DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

       (a)    Consolidated Net Finance Charges; and

       (b) the aggregate of scheduled and mandatory payments of any Indebtedness for Borrowed Money falling due.

       "WORKING CAPITAL" means on any date Current Assets less Current Liabilities.

19.3   FINANCIAL TESTING
       The financial covenants set out in Clause 19 (FINANCIAL CONDITION) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 17 (FINANCIAL INFORMATION).

19.4   AUDITOR'S VERIFICATION
       The Agent may, at any time if it has reasonable grounds for believing that the figures prepared by USPE are incorrect, inaccurate or incomplete at USPE's expense require the auditors of the Group to verify the figures supplied by USPE in connection with:

       19.4.1 the financial conditions set out in Clause 19.1 (FINANCIAL CONDITION);

       19.4.2 the financial conditions to be satisfied in order to permit a reduction in margin in accordance with Clause 5.3 (TEAM MARGIN RATCHET); or

       19.4.3 the financial condition to be satisfied to reduce mandatory prepayments from Excess Cashflow in accordance with Clause 9.2 (MANDATORY PREPAYMENT FROM EXCESS CASH).

       The Agent may, in accordance with this Clause 19.4, request verification of any figure or calculation made in a Compliance Certificate delivered under Clause 18 (OTHER INFORMATION) and/or any figure contained in the financial statements delivered under Clause 17 (FINANCIAL INFORMATION) which is relevant to the calculation of the financial conditions referred to above.

       If such auditors fail to verify such figures to the reasonable satisfaction of the Agent after being requested to do so, the Agent may appoint an independent firm of accountants to carry out an appropriate investigation and give a certificate in a form and content reasonably satisfactory to the Agent certifying or verifying the relevant figures and satisfaction of the above financial conditions shall be determined by reference to the figures so verified or certified even if the audited or management accounts for the same date or period have not yet been published.

19.5   ACCOUNTING TERMS
       All accounting expressions to the extent that not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in Spain.

20.    COVENANTS

20.1   MAINTENANCE OF LEGAL VALIDITY AND LEGAL STATUS
       Each Obligor shall do all such things as are necessary to maintain its existence as a legal person and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences, consents and exemptions required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents to which it is expressed to be a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents and, on request of the Agent, supply copies (certified by an Authorised Signatory of the relevant Obligor as true, complete and up to date) of any such authorisations, approvals, licences, consents and exemptions.

20.2   INSURANCE

       20.2.1 Each Obligor shall and shall procure that each member of the Group shall effect and maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such member of the Group (including, but not limited to, loss of earnings, business interruption, directors and officers liability cover) and is reasonably satisfactory to the Agent.

       20.2.2 Without prejudice to sub-clause 20.2.1, each Obligor shall, and shall procure that each Group member effects and maintains insurances on and in relation to its business and assets against such risks and at such levels as are set out in the Insurance Report or such higher levels as are normally maintained by persons carrying on the same business as that carried on by such Group member.

       20.2.3 USPE shall (if so requested in writing) supply the Agent with copies of all such insurance policies or certificates of insurance in respect thereof or (in the absence of the same) such other evidence of the existence of such policies as may be reasonably acceptable to the Agent and shall, in any event, notify the Agent of any material changes to its insurance cover made from time to time. USPE shall ensure that the security interest created under the Security Documents is noted on such policies which are asset insurance policies within 30 days of the date hereof and that the Agent be named as loss payee.

20.3   ENVIRONMENTAL MATTERS

       20.3.1 Each Obligor shall and shall ensure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) could reasonably be expected to have a Material Adverse Effect.

       20.3.2 Each Obligor shall, and shall procure that each Group member shall, inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim could reasonably be expected to have a Material Adverse Effect.

20.4   NOTIFICATION OF EVENTS OF DEFAULT
       Each Obligor shall and shall procure that each Group member shall, inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

20.5   CLAIMS PARI PASSU
       Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application and, in the case of any Obligor incorporated in Spain, those whose claims have been raised to the status of Spanish Public Document before the date hereof and those debts which are preferred by paragraphs (1), (2), (3) and (4) of Article 913 and 914 of the Spanish Commercial Code or the ESTATUTO DE LOS TRABAJADORES.

20.6   CONSENTS AND APPROVALS
       Each Obligor shall, and shall procure that each member of the Group shall, comply with all applicable laws, rules, regulations and orders and obtain and maintain all governmental and regulatory consents, licences, authorisations and approvals the failure to comply with which or the failure to obtain and maintain which could be reasonably be expected to have a Material Adverse Effect.

20.7   CONDUCT OF BUSINESS
       Each Obligor shall, and shall procure that each member of the Group shall, ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions and does all things necessary to obtain, preserve and keep in full force and effect all rights including, without limitation, all franchises, contracts, licences, consents and other rights which are necessary for the conduct of its business.

20.8   TAX

       20.8.1 Each Obligor shall, and shall procure that each member of the Group shall, duly and punctually pay and discharge (a) all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefore without imposing penalties and without resulting in an Encumbrance with priority to any Bank or any security purported to be granted by or created pursuant to the Security Documents (save to the extent payment thereof is being contested in good faith by the relevant Group member and adequate reserves are being maintained for those taxes and where payment thereof can lawfully be withheld and would not result in an Encumbrance with priority to the security created or evidenced by the Security Documents) and (b) all lawful claims which, if unpaid, would by law become Encumbrances upon its assets.

       20.8.2 No Obligor shall change its place of residence for tax purposes without the prior written consent of an Instructing Group.

20.9   PRESERVATION OF ASSETS
       Each Obligor shall, and shall procure that each member of the Group shall, maintain and preserve all of its assets that are necessary in the conduct of its business as conducted at the date hereof in good working order and condition, ordinary wear and tear excepted.

20.10  SECURITY

       20.10.1 USPE shall ensure that any member of the Group which is a Material Subsidiary is or shall, no later than 90 days after becoming a Material Subsidiary (save in the case of the acquisition of Clinics San Camilo, S.A., which shall become an Additional Guarantor within 90 days of the date on which it is acquired by the Group and lnstituto Universitario Dexeus and Instituto Policlinico Santa Teresa which shall do so within [90] days of the Closing Date) become an Additional Guarantor in accordance with Clause 34 (ADDITIONAL GUARANTORS) save unless (a) the interests of any minority shareholders) in such Material Subsidiary make it, in the opinion of counsel to the Agent, legally impossible for such Material Subsidiary to become an Additional Guarantor, or (b) such minority shareholders have successfully challenged and set aside the resolution (or such resolution is suspended (if such suspension is not revoked) made by the Material Subsidiary in which they hold shares to give any Guarantee hereunder Provided always that USPE shall ensure that such resolutions are initially tabled in a shareholders meeting of such Material Subsidiary.

       20.10.2 Each Obligor shall, and shall procure that each member of the Group in which it has shares or other equity participations shall, at its own expense:

               (a) enter into a share pledge agreement in the form agreed by the Agent with respect to its shareholdings in the following entities: Clinica Maternal Nuestra Senora de la Esperanza, S.A.; Instituto Policlinico Santa Teresa, S.A.; and Instituto Dexeus, S.A.;

               (b) enter into a pledge over participations in the form agreed by the Agent with respect to its participations in the following entities: United Surgical Partners Madrid, S.L.; United Surgical Partners Malaga, S.L.; Centro Radiologico, S.L.; Clinics Sagrado Corazon, S.L.; USP Dermoestetica, S.L.; and United Surgical Partners Europe, S.L.;

               (c) following any breach of Clause 19.1, and providing such breach is continuing and has been confirmed by the Agent, following, if appropriate, any investigation referred to in Clause 19.4, grant security over its fixed assets by entering into a mortgage substantially in the form set out in Schedule 12 or such other security document as may be required by the Agent in respect of security to be granted over its assets (provided that the agreement to grant such security is not successfully challenged or annulled or. suspended (and such suspension is not withdrawn) and to the extent legally permitted.

20.10.3 Each Obligor shall, and shall procure that each member of the Group shall, at its own expense, take all such action as the Agent may require for the purpose of perfecting or protecting the Agent's rights under and preserving the security interests intended to be created or evidenced by any of the Finance Documents and following the making of any declaration pursuant to Clause 21.21 (ACCELERATION AND CANCELLATION) or 21.22 (ADVANCES DUE ON DEMAND) for facilitating the realisation of any such security or any part thereof.

20.10.4 In the event that the Agent, acting on the instructions of all the Banks, determines that any security to be given in respect of the obligations of the Obligors should be given following, in respect of any Target, any merger of any member of the Group with such Target, rather than before, any security required to be granted hereunder shall be granted following such merger.

20.10.5 In the event of any breach of the obligations of any Obligor hereunder [and following a request of an Instructing Group], each Obligor shall at its own cost and expense, and shall procure that each member of the Group shall, to the extent legally possible (and, in the case of any member not wholly owned by USPE, to the extent any agreement to grant security or Guarantees is not suspended (and such suspension is not withdrawn) or annulled in accordance with the procedures set out in the Spanish LEY DE SOCIEDADES ANONIMAS ) or the LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA, as applicable,) and as reasonably required by the Agent (acting on the instructions of an Instructing Group) from time to time, (a) promptly create or procure the creation of security over its assets in favour of the Finance Parties to secure all or any of the obligations of the Obligors under the Finance Documents, (b) procure the compliance with this Agreement of any other Group member which is not already a party hereto as an Obligor and (c) promptly provide additional security reasonably acceptable to an Instructing Group if any new Group member is incorporated or acquired or any assets or business are acquired Provided that such security can reasonably be provided.

20.10.6 Each Obligor shall and shall procure that each member of the Group which has subscribed in the participations of Centro Radiologico Juan XXIII, S.L. shall, at its own expense, enter into a pledge over such participations and, subsidiarily, over the rights arising from the subscription of such participations in form and substance satisfactory to the Agent.

20.11   PENSIONS

20.11.1 The Obligors shall, and shall procure that each Group member shall, ensure that all pension schemes are fully funded based on reasonable actuarial assumptions and recommendations and as required by law.

20.11.2 USPE shall deliver to the Agent at intervals of no more than three calendar years, and in any event at such time as those reports are prepared in order to comply with the then current statutory or auditing requirements, actuarial reports in relation to the pension schemes for the time being operated by or maintained for the benefit of members of the Group and/or any of its employees.

20.12   ACCESS
        USPE shall ensure that any one or more representatives, agents and advisers of the Agent will be allowed to have reasonable access to the assets, books, records and premises of each Group member and to inspect the same during normal business hours (at the expense of USPE).

20.13   INTELLECTUAL PROPERTY

        20.13.1 Each Obligor shall, and shall procure that each Group member shall:

                (a) do all acts as are reasonably practicable to maintain, protect and safeguard the Intellectual Property necessary for the business of the relevant Group member and not terminate or discontinue the use of any such Intellectual Property;

                (b) use all reasonable endeavours to police against and detect any infringement of, or detect any challenge to, any of the Intellectual Property necessary for the business of the relevant Group member and, immediately after becoming aware of any material infringement thereof or material challenge thereto, inform the Agent thereof and, at the request of the Agent but at the cost of the relevant Group member, take such steps as the Agent may from time to time reasonably direct in relation to such infringement or challenge including any steps in relation to the settlement of any legal proceedings brought or defended in relation thereto. Subject always, in the case of any material infringement or material challenge, to any directions given by the Agent, the relevant Group member shall not be precluded from taking such steps as it shall consider necessary or desirable in relation to any infringement of or challenge to any of the Intellectual Property;

                (c) observe and comply with all obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property or any part thereof is subject where failure to do so could reasonably be expected to have a Material Adverse Effect; and

                (d) pay all fees necessary to maintain, protect and safeguard the Intellectual Property (as it is owned or licensed by a Group member) which is necessary for the business of the relevant member of the Group and the registrations reasonably necessary or desirable to be made in connection therewith before the latest time provided for payment thereof and not permit any registration of such property to terminate, be abandoned, cancelled, lapse or be liable to any claim of abandonment. Promptly upon request by the Agent for the same, USPE will deliver or will procure delivery to the Agent of, a receipt for such fees or other evidence reasonably satisfactory to the Agent of the payment thereof.

        20.13.2 Each Obligor shall not, and shall ensure that each Group member shall not:

                (a) use or allow to be used, or take any step or omit to take any step in respect of any of the Intellectual Property, in any way which could reasonably be expected to materially and adversely affect the existence or value thereof or imperil the right of any Group member to use any such property;

                (b) without the prior written consent of the Agent, dispose of or transfer or terminate or enter into any contract or licence in respect of Intellectual Property, other than (i) any licensing arrangements between members of the Group and (ii) the entering into such contracts or licences in the ordinary course of business where this would not have a material adverse effect on the value of the Intellectual Property, and (iii) Permitted Disposals.

20.14   CASH MANAGEMENT
        Each Obligor shall, and shall procure that each Group member shall, to the extent that to do so would not be likely to cause a breach of law on the part of the relevant Group member or its directors and except to the extent that the directors or the finance director (or equivalent financial officer) of a Group member consider that such Group member would have inadequate resources to meet the forecast cashflow requirements of such Group member (which shall be determined by the board of directors or the financial director (or equivalent financial officer) of such Group member, acting reasonably, having regard to their or its responsibilities under applicable law):

        (a) utilise their cash balances so as to service the interest, commitment commission and principal payable on the Facilities and pay any other amounts due under the Finance Documents; and

        (b) if a member of the Group has not created security over such cash, lend any surplus cash remaining after compliance with sub-clause 20.14(a) to a member of the Group which has created such security.

20.15   VENDOR WARRANTIES
        Each Obligor, in its capacity as a Purchaser shall, and USPE will procure that any Purchaser will, diligently pursue all material claims for breach of contract or warranty by, or misrepresentation by, or indemnity or other claim against any relevant Vendor or any affiliate thereof or any of their respective employees, officers or advisers or any other party under or in connection with any Permitted Acquisition Documents.

20.16   NEGATIVE PLEDGE
        No Obligor shall, and each Obligor will procure that no member of the Group shall, without the prior written consent of an Instructing Group, create or permit to subsist any Encumbrance over all or any of its assets other than a Permitted Encumbrance.

20.17   SPANISH PUBLIC DOCUMENT
        The Obligors shall raise this Agreement (at its own cost and expense) to the status of a Spanish Public Document as at the Closing Date.

20.18   LOANS AND GUARANTEES
        No Obligor shall, and each Obligor will procure that no member of the Group shall, without the prior written consent of an Instructing Group, make any loans, grant any credit or other financial accommodation or give any guarantee or indemnity (except as required by the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person except:

        20.18.1 trade credit or indemnities granted in the ordinary course of trading and upon terms usual for such trade;

        20.18.2 Permitted Transactions; or

        20.18.3 guarantees of Permitted Financial Indebtedness.

20.19   FINANCIAL INDEBTEDNESS
        No Obligor shall, and each Obligor will procure that no member of the Group shall, incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Financial Indebtedness.

20.20   DISPOSALS
        No Obligor shall, and each Obligor shall procure that no member of the Group shall, without the prior written consent of an Instructing Group, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets or its business or undertakings other than Permitted Disposals.

20.21   MERGERS
        Except as part or as a consequence of a Permitted Acquisition, no Obligor shall, and each Obligor shall procure that no member of the Group shall, merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction save as otherwise permitted herein.

20.22   ACQUISITIONS
        Other than in relation to Permitted Acquisitions no Obligor shall, and each Obligor shall procure that no member of the Group shall:

        20.22.1 purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in, or incorporate, any other company or agree to do any of the foregoing; or

        20.22.2 purchase or otherwise acquire any assets (other than in the ordinary course of business) or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so; or

        20.22.3 form, or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so.

20.23   DIVIDENDS AND DISTRIBUTIONS
        No Obligor shall, and each Obligor shall procure that no Group member shall, pay, make or declare any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or in kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly save for Permitted Transactions.

20.24   SHARE CAPITAL
        No Obligor shall, and shall procure that no member of the Group shall, issue or redeem or repurchase, purchase, defease or retire any shares or grant any person the right (whether conditional or unconditional) to call for the issue or allotment of any share of USPE or any Group member (including an option or right of pre-emption or conversion) or any other equity investments, howsoever called, or alter any rights attaching to its issued shares (including ordinary and preference shares) other than
        (i) any issue of shares by an Obligor (other than USPE) to another wholly-owned member of the Group, (ii) the redemption, repurchase, defeasance or retirement by or purchase by a Group member of shares or share capital owned by an Obligor, (iii) the issue or grant of rights to call for the issue or allotment of shares of USPE or the alteration of rights attaching to USPE's shares (other than alterations that cause shares that were not previously redeemable at the option of the holder thereof prior to the Final Maturity Date to become so redeemable prior to such date) Provided that any shares so allotted or issued or any rights granted are pledged in favour of the Banks in form and substance satisfactory to the Banks.

20.25   AMENDMENTS
        No Obligor shall, and shall procure that no Group member shall, amend, vary, novate, supplement or terminate any of the Permitted Acquisition Documents, the constitutional documents or any other document delivered to the Agent pursuant to Clauses 2.3 (CONDITIONS PRECEDENT) or 33.2 (BORROWER CONDITIONS PRECEDENT) or 34.2 (GUARANTOR CONDITIONS PRECEDENT) or waive any right thereunder.

20.26   CHANGE OF BUSINESS
        No Obligor shall, and shall procure that no Group member shall, make any material changes to the general nature of the business of the Group as carried on at the date hereof, or carry on any other business which results in any material change to the nature of such business.

20.27   FEES AND COMMISSIONS
        No Obligor shall, and shall procure that no Group member shall, other than as required or permitted hereunder, pay any fees or commissions to any person other than any fees payable on arm's length terms to third parties who have rendered service or advice to such Group member required by such Group member in the ordinary course of business.

20.28   ARM'S LENGTH BASIS
        No Obligor shall, and shall procure that no Group member shall, enter into any arrangement or contract with any of its affiliates or any Group member save where:

        20.28.1 both parties to the arrangement are Obligors; or

      20.28.2 in any other case:

            (a) such arrangement or contract is entered into on an arm's length basis and is fair and equitable to such Group member; and

            (b) if so requested by the Agent the benefit of such arrangement is charged as security for amounts owing hereunder (to the extent legally possible); and

            (c) if so requested by the Agent, claims in respect of such arrangements are subordinated to the claims of the Finance Parties under the Finance Documents (to the extent legally possible).

      For the purposes of this Clause 20.28 "AFFILIATE" of the specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person or which is a director, officer or partner (limited or general) of such specified person and for this purpose "CONTROL", means the possession, direct or indirect, of the power to vote five per cent (5%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall be construed accordingly.

20.29 JOINT VENTURES
      No Obligor shall, and each Obligor shall procure that no Group member shall, enter into or acquire or subscribe (or agree to enter into or acquire or subscribe) for any shares, stocks, securities or other interest in or transfer of any assets to or lend to or guarantee or give security for the obligations of any Joint Ventures.

20.30 ACQUISITION OF A TARGET
      USPE shall and shall ensure that each other Obligor shall:

      (a) in relation to a Permitted Acquisition, comply in all material respects with all relevant laws and all requirements of relevant regulatory authorities;

      (b) comply with and deliver all Conditions Precedent in accordance with
          Schedule 3 Part 2 (Conditions Precedent to a Permitted Acquisition);

      (c) at the request of the Agent, provide the Agent with any material information in the possession of the Group relating to the Permitted Acquisition as the Agent may reasonably request;

      (d) ensure that no publicity material, press releases or other public documents in relation to a Permitted Acquisition (other than those required by law or regulation) are published or released by or on behalf of it, or their advisers which refer to any of the Agent, the Arranger or the Banks, this Agreement or the Facilities unless such reference and the context in which it appears have previously been approved by the Agent and the Arranger (such approval not to be unreasonably withheld or delayed); and

      (e) not withhold its consent to any reasonable request by the Arranger or Agent to publicise the Facilities and the involvement of the Arranger, Agent and the Banks therein and the transactions contemplated thereby after the Closing Date.

20.31 HEDGING
      USPE shall, within 120 days of the Closing Date enter into hedging arrangements satisfactory to the Agent with a Hedge Counterparty in order to cap its total interest cost in respect of at least fifty per cent. of the Outstandings, for a minimum period acceptable to the Agent being not less than 3 years.

20.32 USPE

      USPE shall not carry on any business other than as the holding company of the Group and shall not own any assets other than its shareholding in its subsidiaries or subsidiary, as the case may be, intra-Group credit balances and credit balances in bank accounts and shall not incur any liabilities of any nature whatsoever other than (a) any Security contemplated pursuant to the terms of this Agreement, (b) professional fees and administration costs in the ordinary course of business, or (c) any liabilities under the Finance Documents.

20.33 CAPITAL EXPENDITURE
      Each Obligor shall not undertake capital expenditure in relation to the maintenance or improvement of its assets in excess of 115% of the amount of capital expenditure set out in its Budget for the relevant period in relation to Main Hospitals and shall not undertake such capital expenditure in excess of 45% of EBITDA in respect of such Main Hospitals in the financial year of the company owning those Main Hospitals immediately preceding its acquisition in relation to any Permitted Acquisition.

20.34 MANDATORY PREPAYMENT ACCOUNT
      Each Obligor shall make all payment of Excess Cash in accordance with Clause 9.2 into the Mandatory Prepayment Account.

20.35 SUBORDINATED LIABILITIES
      Each Obligor shall ensure that at all times all Subordinated Liabilities are subordinated in accordance with the terms of each Intercompany Debt Agreement.

20.36 HMT SHARE PLEDGES
      USPE shall procure that the HMT Share Pledges are discharged within a period of 6 months after the Closing Date and shall procure that the shares subject to such pledges are pledged in favour of the Banks as security for the obligations of the Obligors owed to the Banks immediately upon such discharge occurring.

20.37 CONDITIONS SUBSEQUENT
      20.37.1. USPE undertakes that it shall, within 60 days of the Closing Date, provide the following documents to the Agent:

               1.  The Budget and Business Plan.

               2. The Reports (other than those relating to a Permitted Acquisition) which are addressed to, the Arranger, the Agent and the Banks and in a form and substance reasonably satisfactory to the Arranger.

               3. A detailed financial model sufficient to demonstrate compliance with the covenants set out in Clause 19 during the life of the transaction, including identifiable cost savings, and sufficiently demonstrating in the opinion of the Agent, compliance with all of the Conditions Precedent to an Advance being made as well as projected compliance with all covenants for the term of the Facilities.

               4. A certificate of USPE auditors confirming which companies within the Group are Material Subsidiaries.

      20.37.2 USPE shall, prior to the date on which any payment is to be made hereunder after the Syndication Date if any Bank is not a Spanish Bank, provide a copy to Agent, certified true by an Authorised Signatory, of a NUMERO DE OPERACION FINANCIERA set out on Form PE-1 duly stamped by the Bank of Spain assigning such a number to the Facilities.

21.   EVENTS OF DEFAULT

      Each of Clause 21.1 (FAILURE TO PAY) to Clause 21.18 (MATERIAL ADVERSE CHANGE) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

21.1  FAILURE TO PAY
      Any amount due from an Obligor or the Obligors under the Finance Documents is not paid at the time, in the currency and in the manner specified herein unless such failure to pay is caused by technical difficulties with the banking system in relation to the transmission of funds and payment is made within three Business Days of the due date.

21.2  MISREPRESENTATION
      Any representation or statement made or deemed to be made by an Obligor in any Finance Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.3  FINANCIAL CONDITION
      At any time any of the requirements of Clause 17 (FINANCIAL INFORMATION), Clause 19.1 (FINANCIAL CONDITION), Clause 20.5 (CLAIMS PARI PASSU), Clause
      20.10 (SECURITY), Clause 20.19 (NEGATIVE PLEDGE), Clause 20.21 (LOANS AND GUARANTEES), Clause 20.26 (DIVIDENDS AND DISTRIBUTIONS), Clause 20.27 (SHARE CAPITAL), Clause 20.28 (AMENDMENTS), Clause 20.33 (SUBORDINATED
      DEBT) and Clause 20.39 (SUBSIDIARIES) are not satisfied, in the case of Clause 17 and Clause 19.1 only, within a period of 30 days from the date upon which such requirements should have been satisfied and following, in the case of Clause 19.1 only, a review during such period of any failure to satisfy the conditions thereof in accordance with Clause 19.1 and confirmation from the Agent that such breach is not continuing.

21.4  OTHER OBLIGATIONS
      An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents and such failure, if capable of remedy, is not remedied within thirty days after the earlier to occur of the date the Agent has given notice thereof to USPE and such Obligor and the date the Obligor or USPE has actual knowledge.

21.5  CROSS DEFAULT
      Any Financial Indebtedness of any member of the Group is not paid when due, any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if the aggregate amount (or its equivalent in euro) of all such Financial Indebtedness is less than euro 1,000,000.

21.6  INSOLVENCY AND RESCHEDULING
      Any member of the Group ceases or suspends generally payment of its debts or announces an intention to do so (or is deemed for the purposes of any law applicable to it to be) or is unable to pay its debts as they fall due or commences negotiations with or makes a proposal to its creditors in general with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or a moratorium is declared in respect of the indebtedness of any Group member.

21.7  WINDING-UP
      Any member of the Group takes any corporate action or other steps are taken or formal proceedings are started for its winding-up, dissolution, administration or re-organisation (which, if petitioned by a third party, is not dismissed by a relevant court or authority within 60 days of the petition from the date known to such member) (whether by way of voluntary arrangement, scheme of arrangement or otherwise) (save for any pursuant to a solvent reorganisation previously approved in writing by an Instructing Group) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets (or any event occurs or proceedings are taken, including but not limited to, QUIEBRA or SUSPENSION DE PAGOS, or application being made for the same, with respect to any Group member which has a similar or equivalent effect to any of the foregoing in this Clause 21.7).

21.8  EXECUTION OR DISTRESS
      Any execution or distress is levied against, or any encumbrancer(s) take possession of, the whole or any part of, the property, undertaking or assets of any members) of the Group or any event occurs which under the laws of any jurisdiction has a similar or analogous effect in respect of indebtedness exceeding euro 1,000,000 (or equivalent) in aggregate at any time.

21.9  FAILURE TO COMPLY WITH FINAL JUDGMENT

      Any member(s) of the Group fail to comply with or pay any sum due from it or them under any final judgment or any final order made or given by any court of competent

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      jurisdiction when such sums exceed euro 1,000,000 (or equivalent) in aggregate at any time.

21.10 GOVERNMENTAL INTERVENTION
      By or under the authority of any government:

      21.10.1 the management of any member of the Group is wholly or partially displaced or the authority of any member of the Group in the conduct of its business is wholly or partially curtailed; or

      21.10.2 all or a majority of the issued shares of any member of the Group or the whole or any material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

21.11 OWNERSHIP OF THE OBLIGORS
      21.11.1 After the Closing Date, any Obligor (other than USPE) ceases to be a subsidiary (whether directly or indirectly) of USPE in which USPE owns at least 51% of the capital thereof, except where such disposal is permitted hereunder.

      21.11.2 After the Closing Date, USPE ceases to be owned, directly or indirectly, by Welsh Carson Anderson & Stowe Investment Group ("WELSH CARSON") in the percentage in which it is so owned at the Closing Date, save as a result of any capital increase in USPE or any intermediate company through which such group maintains such ownership (AN "INTERMEDIATE COMPANY") Provided always that the percentage so owned by Welsh Carson is at no time reduced below 50%.

      21.11.3 After the Closing Date, the percentage of the capital held in USPE by Welsh Carson is reduced below 50% but no less than 40% as a result of any capital increase, whether in USPE or an Intermediate Company and a new investor or investors confirmed in writing as satisfactory to the Banks does not substitute Welsh Carson in the percentage in which its holding is so reduced

      21.11.4 After the Closing Date, the percentage of the capital held in USPE by Welsh Carson falls below 40%.

21.12 THE GROUP'S BUSINESS
      The Group taken as a whole ceases to carry on the business it carries on at the date hereof or enters into any `unrelated business that represents more than 3% of the revenue of the Group during any Financial Quarter.

21.13 REPUDIATION
      Any Finance Document or the security intended to. be constituted by or the subordination effected under any of the Finance Documents is repudiated by any person (other than a Finance Party) or any person (other than a Finance Party) does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document and the repudiation is not withdrawn and rectified within 5 days or any such security or subordination or any Finance Document is not or ceases to be in full force and effect or the validity or applicability thereof to any sums due or to become due thereunder is disaffirmed by or on behalf of any Obligor.

21.14 ILLEGALITY
      At any time any Obligor no longer has the legal power to perform its obligations under the Finance Documents to which it is a party or to own its assets or to carry on its business or at any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its obligations under any Finance Document to which it is a party or any of the obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable.

21.15 AUDITOR'S QUALIFICATION
      The auditors of USPE or any Group member qualify their annual audit report to the consolidated accounts of the Group in a manner which is, in the reasonable opinion of an Instructing Group, material in the context of the Facilities.

21.16 ENVIRONMENTAL
      Any Group member breaches any Environmental Law or any Environmental Claim is made against any Group member which, in either case, could reasonably be expected to have a Material Adverse Effect.

21.17 LITIGATION
      Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes are commenced or overtly threatened against any Group member or its respective assets or revenues or there are any circumstances likely to give rise to any such litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes which could be reasonably be expected to have a Material Adverse Effect.

21.18 MATERIAL ADVERSE CHANGE
      Any event or circumstance occurs which an Instructing Group reasonably believes could reasonably be expected to have a Material Adverse Effect.

21.19 ACCELERATION AND CANCELLATION
      Upon the occurrence of an Event of Default at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to USPE:

      21.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Obligors under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Agent; and/or

      21.19.2 require the Borrower to procure that the liabilities of each of the Banks is promptly reduced to zero; and/or

      21.19.3 declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero.

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21.20 ADVANCES DUE ON DEMAND
      If, pursuant to Clause 21.19 (ACCELERATION AND CANCELLATION), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to USPE:

      21.20.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Obligors under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

      21.20.2 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less; and/or

      21.20.3 declare that the Security Documents (or any of them) shall have become enforceable.

22.   GUARANTEE AND INDEMNITY

22.1  GUARANTEE AND INDEMNITY
      Each of the Guarantors irrevocably and unconditionally, jointly and severally:

      22.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower and USPE contained in any of the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which each Borrower or USPE is at any time liable to pay to any Finance Party under or pursuant to any of the Finance Documents and which has become due and payable but has not been paid at the time such demand is made to the extent that such sums exceed the amount lent in relation to the acquisition of such Guarantor in accordance with the Intercompany Debt Agreement or relevant third party agreement to be refinanced in accordance with Clause 2 relating in each case to the financing of such acquisition (the "EXCESS AMOUNT" in respect of any Guarantor) since such Excess Amount may not be guaranteed according to Article 81 of the LEY DE SOCIEDADES ANONIMAS or 40.5 of the LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA, as applicable; and

      22.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party to the extent that such loss exceeds such Guarantor's Excess Amount since such Excess Amount may not be guaranteed according to Article 81 of the LEY DE SOCIEDADES ANONIMAS or 40.5 of the LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA, as applicable, as a result of any of the obligations of each Borrower or USPE under or pursuant to any of the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower or USPE for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower or Parent.

22.2  ADDITIONAL SECURITY
      The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

22.3  CONTINUING OBLIGATIONS
      The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Finance Documents and total satisfaction of all the Obligors' actual and contingent obligations thereunder.

22.4  OBLIGATIONS NOT DISCHARGED
      Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by any Finance Document or by law shall be discharged, impaired or otherwise affected by:

      22.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

      22.4.2 any of the obligations of any Obligor or any ocher person under any Finance Document or under any other security taken in respect of any of its obligations under any Finance Document being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      22.4.3 time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under any Finance Document or under any such other security;

      22.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under any Finance Document or under any such other security;

      22.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under any Finance Document;

      22.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken, in respect of any Obligor's obligations under any Finance Document; or

      22.4.7 any other act, event or omission which, but for this Clause 22.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor contained in any Finance Document or any of the rights, powers or remedies conferred upon any of the Finance Parties by any Finance Document or by law.

22.5  SETTLEMENT CONDITIONAL
      Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

22.6  EXERCISE OF RIGHTS
      No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law:

      22.6.1   to make any demand of any Obligor;

      22.6.2 to take any action or obtain judgment in any court against any Obligor;

      22.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

      22.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under any Finance Document.

22.7  DEFERRAL OF GUARANTOR'S RIGHTS
      Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under any Finance Document or an Obligor is under any actual or contingent obligations under any Finance Document, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under any Finance Document:

      22.7.1   to be indemnified by an Obligor; and/or

      22.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under any Finance Document; and/or

      22.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document by all or any of the Finance Parties.

22.8  SUSPENSE ACCOUNTS
      All moneys received, recovered or realised by a Bank by virtue of Clause
      22.1 (GUARANTEE AND INDEMNITY) may, in that Bank's discretion, in order to preserve the rights of the Bank to prove for the full amount of all its claim be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys

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      in or towards the payment and discharge of any amounts owing by an Obligor to such Bank under any Finance Document.

22.9  AMENDMENTS BINDING
      Without prejudice to the other provisions of Clause 22 (GUARANTEE AND INDEMNITY), each Guarantor hereby confirms that if USPE and the Finance Parties or any of them enter into any agreement or other arrangement, including (without limitation) any amendment or supplement to or restatement of this Agreement or the Finance Documents or any of its or their provisions, howsoever fundamental, then USPE's execution of any such agreement or other arrangement, whether or not expressly made or purportedly made on behalf of the Guarantors, shall bind each of the Guarantors and the guarantee contained in Clause 22 (GUARANTEE AND INDEMNITY) shall continue in full force and effect without the need to obtain any confirmation or acknowledgement from the Guarantors or any of them that their guarantee continues in full force and effect and applies to the Guarantor's liabilities under the Finance Documents as amended, supplemented or restated in accordance with the agreement of USPE.

23.   COMMITMENT COMMISSION AND FEES

23.1  COMMITMENT COMMISSION ON THE TERM FACILITY
      Subject to Clause 23.2., in relation to each Term Facility, USPE shall pay to the Agent for account of each Bank a commitment commission in euros in relation to such Term Facility during the Term Availability Period for such Term Facility, such commitment commission to be based on the percentage drawn under the Facilities on each date which is the anniversary of the date of this Agreement, as set out below, and payable to the Agent for distribution to each such Bank and in arrear on the last day of each successive period of three months which ends during the Term Availability Period and on the last day of the Term Availability Period:

      PERCENTAGE DRAWN                                  COMMITMENT FEE
                                                           AS A PERCENTAGE OF
                                                           EACH BANK'S AVAILABLE
                                                           COMMITMENT

      More than 75%                                               0.45%

      Equal to or more than 50% up to or equal to 75%             0.50%

      Less than 50%                                               0.75%

      For the purposes of this Clause 23.1 "percentage drawn" shall mean an amount equal to Outstandings on each anniversary of this Agreement divided by Available Commitment for the relevant 12 month period as set out in
      Schedule 1.

23.2  MINIMUM COMMITMENT FEE
      A minimum commitment fee of 0.45 per cent. shall be applied until the applicable commitment commission is determined in accordance with this Clause 23. If the applicable commitment commission is determined at the end of the relevant 12 month period to be in excess of 0.45 per cent., USPE shall pay such excess amount to the Agent for account of each bank within 2 Business Days of such determination.

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23.3  ARRANGEMENT AND UNDERWRITING FEE
      USPE shall pay to the Arranger, and Societe Generale, Sucursal en Espana in its role as underwriter, the fees specified in the letter dated the Closing Date from the Arranger to USPE at the times, and in the amounts, specified in such letter. USPE acknowledges that it has received a copy of and consents to the terms of such letter.

23.4  AGENCY FEE
      USPE shall pay to the Agent for its own account the agency fees specified in the letter dated the Closing Date from the Agent to USPE at the times, and in the amounts, specified in such letter. USPE acknowledges that it has received a copy of and consents to the terms of such letter.

24.   COSTS AND EXPENSES

24.1  TRANSACTION EXPENSES
      USPE shall, from time to time on demand of the Agent, reimburse each of the Agent and the Arranger and any of their affiliates (on a full indemnity basis whether or not any of the Facilities are drawdown or utilised) for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by it in connection with:

      24.1.1 any due diligence carried out by it or on its behalf in connection with the Finance Documents and the transactions contemplated thereby;

      24.1.2 the negotiation, preparation, execution and perfection of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated;

      24.1.3   the syndication of the Facilities; and

      24.1.4 the costs of raising any Finance Document or document anticipated by such Finance Document, including but not limited to any Transfer Certificate entered into on or before the Syndication Date, Guarantor Accession Memorandum or Borrower Accession Memorandum, to the status of Spanish Public Document and the cost of obtaining any powers of attorney for the Banks required on or prior to the Syndication Date.

24.2  PRESERVATION AND ENFORCEMENT OF RIGHTS
      USPE shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

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
24.3  STAMP TAXES
      USPE shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

24.4  AMENDMENT COSTS
      If an Obligor requests any amendment, waiver or consent then USPE shall, within five Business Days of demand by the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

24.5  BANKS' LIABILITIES FOR COSTS
      If USPE fails to perform any of its obligations under this Clause 24, each Bank shall, in its Proportion, indemnify each of the Agent and the Arranger against any loss incurred by any of them (or their affiliates, in the case of costs and expenses referred to in Clause 24.1 (TRANSACTION EXPENSES)) as a result of such failure.

25.   DEFAULT INTEREST AND BREAK COSTS

25.1  DEFAULT INTEREST PERIODS
      If any sum due and payable by an Obligor hereunder is not paid on the due date therefore in accordance with Clause 28 (PAYMENTS) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 25) be selected by the Agent.

25.2  DEFAULT INTEREST
      An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply if it had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto:

      25.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

      25.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, save that the Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

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      Where an Unpaid Sum does not relate to an Advance, interest shall be calculated by reference to the Applicable B Margin.

25.3  PAYMENT OF DEFAULT INTEREST
      Any interest which shall have accrued under Clause 25.2 (DEFAULT INTEREST) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

25.4  BREAK COSTS
      If any Bank or the Agent on its behalf receives or recovers all or any part of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period relating thereto, USPE shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which
      (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the reasonable opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in the relevant interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

26.   USPE'S INDEMNITIES

26.1  USPE'S INDEMNITY
      USPE undertakes to indemnify:

      26.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance OF any of the obligations expressed to be assumed by it in any Finance Document;

      26.1.2 the Agent against any cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 28 (PAYMENTS);

      26.1.3   each Bank against any cost or loss it may suffer under Clause
               24.5 (BANKS' LIABILITIES FOR COSTS) or Clause 31.5
               (INDEMNIFICATION);

      26.1.4 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made by reason of the operation of any one or more of the provisions hereof;

      26.1.5 each Bank against any cost or loss it may suffer including any reduction in the rate of return it would have received but for performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on

                                      - 77-
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               it by the European Central Bank in relation to an Advance or funding an Advance; and

      26.1.6 each Finance Party and in each case each of their affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of legal counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Finance Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Facilities, whether or not such investigation, litigation or proceeding is brought by a member of the Group, any of shareholder or creditors of any member of the Group, an Indemnified Party or any other person, except to the extent that such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct.

26.2  CURRENCY INDEMNITY
      If any sum (a "SUM") due from an Obligor under the Finance Documents or any order, judgment, award or decision given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

      26.2.1   making or filing a claim or proof against such Obligor;

      26.2.2 obtaining or enforcing an order, judgment, award or decision in any court, arbitral proceedings or other tribunal,

      USPE shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

27.   CURRENCY OF ACCOUNT AND PAYMENT

27.1  CURRENCY OF ACCOUNT
      Euro is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

      27.1.1 each repayment of an Advance or Unpaid Sum or a part thereof shall be made in the currency in which such Advance or Unpaid Sum is denominated at the time of that repayment;

      27.1.2 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

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
      27.1.3 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

      27.1.4 each payment pursuant to Clause 11.2 (TAX INDEMNITY), Clause 13.1 (INCREASED COSTS) or Clause 26.1 (USPE'S INDEMNITY) shall be made in the currency specified by the party claiming thereunder; and

      27.1.5 any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

      If after the date of this Agreement a member state becomes a Participating State, all obligations under this Agreement (including any obligation in respect of any Bank's Available Commitment) to make a payment in its national currency unit shall be redenominated into the euro unit on the date on which it becomes a Subsequent Participant (but otherwise in accordance with EMU Legislation).

28.   PAYMENTS

28.1  PAYMENTS TO THE AGENT
      On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall specify from time to time.

      28.1.1 Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 28.1 (PAYMENTS TO THE AGENT) shall:

               (a) in the case of a payment received for the account of a
                   Borrower, be made available by the Agent to that Borrower by application:

                   (i) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from that Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

                   (ii) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment (or, in relation to the euro, in a financial centre in a Participating Member State) as that Borrower (or USPE on its behalf) shall have previously notified to the Agent for this purpose; and

               (b) in the case of any other payment, be made available by the
                   Agent to the person entitled to receive the payment in accordance with this Agreement (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment (or, in relation to the euro, in a financial centre in a Participating Member State) as that person has previously notified to the Agent.

      28.1.2 A payment will be deemed to have been made by the Agent on the date on which it is required to be made under this Agreement if the Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing system used by the Agent in order to make the payment.

28.2  PAYMENTS BY THE AGENT TO THE BANKS
      Any amount payable by the Agent to the Banks under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

28.3  NO SET-OFF
      All payments required to be made by an Obligor under any Finance Document shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

28.4  CLAWBACK
      Where a sum is to be paid under a Finance Document to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

28.5  PARTIAL PAYMENTS
      If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

      28.5.1 FIRST, in or towards payment of any unpaid costs and expenses of each of the Agent and the Arranger;

      28.5.2 SECOND, in or towards payment pro rata of any accrued interest or commitment commission, payable to any Bank hereunder due but unpaid;

      28.5.3 THIRD, in or towards payment PRO RATA of any Outstandings due but unpaid; and

      28.5.4 FOURTH, in or towards payment PRO RATA of any other sum due but unpaid.

28.6  VARIATION OF PARTIAL PAYMENTS
      The order of partial payments set out in Clause 28.5 (PARTIAL PAYMENTS) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in subclauses 28.5.2, 28.5.3 and
      28.5.4 of Clause 28.5 (PARTIAL PAYMENTS) may be varied if agreed by all the Banks.

28.7  BUSINESS DAYS

      28.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      28.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.   SET-OFF

29.1  CONTRACTUAL SET-OFF
      Each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under any Finance Document but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

29.2  SET-OFF NOT MANDATORY
      No Bank shall be obliged to exercise any right given to it by Clause 29.1 (CONTRACTUAL SET-OFF.

30.   SHARING

30.1  PAYMENTS TO BANKS
      If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 28 (PAYMENTS), then such Recovering Bank shall:

      30.1.1   notify the Agent of such receipt or recovery;

      30.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 28.5 (PARTIAL PAYMENTS).

30.2  REDISTRIBUTION OF PAYMENTS
      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 28.5 (PARTIAL PAYMENTS).

30.3  RECOVERING BANK'S RIGHTS
      The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 30.2 (REDISTRIBUTION OF PAYMENTS) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

30.4  REPAYABLE RECOVERIES
      If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

      30.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 30.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

      30.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

30.5  EXCEPTION
      This Clause 30 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

30.6  RECOVERIES THROUGH LEGAL PROCEEDINGS
      If any Bank intends to commence any action in any court or arbitral proceedings it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court or arbitral proceedings to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court or arbitral proceedings.

31.   THE AGENT, THE ARRANGER, THE BANKS

31.1  APPOINTMENT OF THE AGENT
      Each of the Arranger and the Banks hereby appoints the Agent to act as its agent in connection with the Finance Documents and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms thereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

31.2  AGENT'S DISCRETIONS
      The Agent may:

      31.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that
               (a) any representation made or deemed to be made by an Obligor in connection with any Finance Document is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under any Finance Document and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

      31.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 37 (NOTICES). Clause 31.13 (BANKS' MANDATORY COST DETAILS) and Schedule 10 (MANDATORY COSTS) is true and correct in all respects until it has received from such Bank notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

      31.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

      31.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

      31.2.5 rely upon any communication or document believed by it to be genuine;

      31.2.6 refrain from exercising any right, power or discretion vested in it as agent under any Finance Document unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

      31.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

      31.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by USPE is made on behalf of all the Obligors.

31.   AGENT'S OBLIGATIONS
      The Agent shall:

      31.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under any Finance Document;

      31.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Agent has notice from any other party hereto;

      31.3.3 save as otherwise provided herein, act as agent under any Finance Document in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arranger and the Banks; and

      31.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under any Finance Document.

      The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.4  EXCLUDED OBLIGATIONS
      Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arranger shall:

      31.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with any Finance Document is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under any Finance Document or (d) any breach of or default by an Obligor of or under its obligations under any Finance Document;

      31.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

      31.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Agent or, as the case may be, the Arranger, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

      31.4.5 be under any obligations other than those for which express provision is made in any Finance Document; or

      31.4.6 be or be deemed to be a fiduciary for any other party to any Finance Document.

31.5  INDEMNIFICATION
      Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under any Finance Document (other than any which have been reimbursed by USPE pursuant to Clause 26.1 (USPE'S INDEMNITY)).

31.6  EXCLUSION OF LIABILITIES
      Except in the case of gross negligence or wilful default, none of the Agent and the Arranger accepts any responsibility:

      31.6.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agent or the Arranger, by an Obligor or by any other person in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document;

      31.6.2 for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document; or

      31.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document.

      Accordingly, none of the Agent and the Arranger shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

31.7  NO ACTIONS
      Each of the Banks agree that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 31.6 (EXCLUSION OF LIABILITIES).

31.8  BUSINESS WITH THE GROUP
      The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.9  RESIGNATION
      The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 31.

31.10 SUCCESSOR AGENT
      If the Agent gives notice of its resignation pursuant to Clause 31.9 (RESIGNATION), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group (who shall consult with USPE) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

31.11 RIGHTS AND OBLIGATIONS
      If a successor to the Agent is appointed under the provisions of Clause
      31.11 (SUCCESSOR AGENT), then:

      31.11.1 the retiring Agent shall be discharged from any further obligation under any Finance Document but shall remain entitled to the benefit of the provisions of this Clause 31; and

      31.11.2 its successor and each of the other parties to any Finance Document shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Finance Documents.

31.12 OWN RESPONSIBILITY
      It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including, but not limited to:

      31.12.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

      31.12.2 the legality, validity, effectiveness, adequacy and enforceability of any Finance Documents and any other agreement arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document;

      31.12.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with any Finance Document, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document; and

      31.12.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent or the Arranger, an Obligor, or by any other person in connection with any Finance Document, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document.

      Accordingly, each Bank acknowledges to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent and the Arranger or any of them in respect of any of these matters.

31.13 BANKS' MANDATORY COST DETAILS
      Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 10 (MANDATORY COSTS).

31.14 AGENCY DIVISION SEPARATE
      In acting as agent under the Finance Documents for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 31, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

31.15 RELIANCE AND ENGAGEMENT LETTERS
      Each Finance Party confirms each of the Arranger and the Agent has authority to accept on its behalf the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated therein (including any net asset letter in connection with financial assistance procedures) and to bind it in respect of such Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.   ASSIGNMENTS AND TRANSFERS

32.1  BINDING AGREEMENT
      This Agreement shall be binding upon and ensure to the benefit of each party hereto and its or any subsequent successors and Transferees.

32.2  NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS
      No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents with the exception that Borrower may transfer its rights, benefits and obligations to USPE, subject to the written consent of the Agent, acting on behalf of the Banks.

32.3  ASSIGNMENTS AND TRANSFERS BY BANKS

      32.3.1 Any Bank may, at any time, assign all or any of its rights and benefits under the Finance Documents or transfer in accordance with Clause 32.5 (TRANSFERS BY BANKS) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution.

      32.3.2 The consent of USPE is required for an assignment or transfer by a Bank unless the assignment or transfer is:

               (a) to another Bank; or

               (b) to any subsidiary or holding company (or to any subsidiary of any holding company) of the transferring Bank if such subsidiary or holding company is a Qualifying Bank; or

               (c) made in connection with syndication of the Facilities.

      32.3.3   USPE's consent must not be unreasonably withheld.

      32.3.4 USPE may withhold its consent if an assignment or transfer would result in an Obligor being liable to pay an additional amount pursuant to Clause 11 (TAXES) or Clause 13 (INCREASED COSTS).

32.4  ASSIGNMENTS BY BANKS
      If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 32.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arranger and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Bank (whereupon such assignee shall become a party to the Finance Documents as a "Bank"), the Agent, the Arranger and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to the Finance Documents.

32.5  TRANSFERS BY BANKS
      If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 32.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

      32.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 32.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

      32.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

      32.5.3 the Agent, the Arranger, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arranger and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

      32.5.4   such Transferee shall become a party hereto as a "Bank".

32.6  ASSIGNMENT AND TRANSFER FEES
      On the date upon which an assignment takes effect pursuant to Clause 32.4 (ASSIGNMENTS BY BANKS) or a transfer takes effect pursuant to Clause 32.5 (TRANSFERS BY BANKS) the relevant assignee or Transferee shall pay to the Agent for its own account a fee of Euro 500 (save in respect of any assignment or transfer made by Societe Generale, Sucursal en Espana on or prior to the Syndication Date).

32.7  DISCLOSURE OF INFORMATION
      Any Bank may disclose to any person:

      32.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under any Finance Document;

      32.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Finance Document or any Obligor; or

      32.7.3 to whom information may be required to be disclosed by any applicable law or any regulatory authority,

      such information about any Obligor or the Group and any Finance Document as such Bank shall consider appropriate PROVIDED THAT, in relation to a disclosure under subclauses 32.7.1 and 32.7.2, such person is under a confidentiality obligation to such Bank and the Obligors.

32.8  SYNDICATION

      Each Obligor acknowledges that syndication of the Facilities in accordance with this Clause 32.8 may take place and undertakes to assist and co-operate with the Agent and the Arranger in syndication by, inter alias

      32.8.1 expediting site visits at reasonable times upon reasonable notice by the Agent of persons who have been invited by the Arranger to participate in the Facilities ("INVITEES");

      32.8.2 participating (and ensuring its executive directors, senior management and representatives will participate in) at reasonable times upon reasonable notice in presentations to the Banks and the Invitees (at such times and places as the Arranger may reasonably select) concerning USPE, a Target, the Group members and their activities;

      32.8.3 using all reasonable efforts to obtain appropriate authorisations from the auditors, other accountants, consultants and professional advisers to release to the Banks and the Invitees any information reasonable requested by the Agent or the Arranger, including the Reports;

      32.8.4 refraining from making any statement, announcement or publication or doing any act or thing calculated to obstruct syndication of the Facilities in any way other than as required by applicable law;

      32.8.5 paying the reasonable expenses (including reasonable legal fees) incurred by the Agent, the Arranger or, to the extent applicable and limited only to its necessary costs, any prospective Bank in the process of syndication, including but not limited to the costs of raising any Transfer Certificates to the status of a Spanish Public Document incurred prior to the Syndication Date;

      32.8.6 if so requested by the Arranger, procuring the assistance of its directors and other officers in the preparation of the Information Memorandum;

      32.8.7 subject to agreeing the content of the Information Memorandum providing a written confirmation to the Finance Parties (in a form reasonably required by the Arranger) as to the accuracy of information and reasonableness of projections contained in the Information Memorandum;

      32.8.8 providing the Arranger with all information deemed reasonably necessary by the Arranger to complete syndication successfully;

      32.8.9 all such other action as the Arranger may reasonably request to form a syndicate; and

      32.8.10 using its best efforts to ensure syndication benefits from its lending relationships.

      Notwithstanding the provisions of this Clause 32.8, the Agent and the Arrangers shall not disclose any information to any Invitee which either

      (i) the Agent or the Arranger reasonably believes such information to be price sensitive in nature or the disclosure of which may adversely affect a Permitted Acquisition; or

      (ii) in relation to which any Obligor notifies the Agent that it reasonably believes such information to be price sensitive in nature or the disclosure of which may adversely affect a Permitted Acquisition.

33.   ADDITIONAL BORROWERS

33.1  REQUEST FOR ADDITIONAL BORROWER
      USPE may request that any of its wholly-owned subsidiaries become an Additional Borrower by delivering to the Agent a Borrower Accession Memorandum duly executed by USPE and such subsidiary, together with the documents and other evidence listed in Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary. Such Additional Borrower will provide the security requested by the Agent which security shall be given in accordance with Clause 20.10 (SECURITY). To the extent legally possible, each Additional Borrower shall also be a Guarantor hereunder.

33.2  BORROWER CONDITIONS PRECEDENT
      A company, in respect of which USPE has delivered a Borrower Accession Memorandum to the Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Agent notifies USPE that:

      33.2.1 an Instructing Group accepts USPE's request in respect of such subsidiary; and

      33.2.2 the Agent has received, in form and substance reasonably satisfactory to it, all documents and other evidence listed in
               Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary,

      unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

33.3  RESIGNATION OF A BORROWER
      If at any time a Borrower (other than USPE) is under no actual or contingent obligation under or pursuant to any Finance Document and such resignation would not affect the legality, validity or enforceability of any security contemplated by the Security Documents in respect of such Borrower or its assets, USPE may request that such Borrower shall cease to be a Borrower by delivering to the Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Agent on the date on which it notifies

      USPE that it is satisfied that such Borrower is under no actual or contingent obligation under or pursuant to any Finance Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date and the Banks shall, at the cost and expense (if any) of such Borrower release any security held by them in respect of such Borrower and its assets.

34.   ADDITIONAL GUARANTORS

34.1  REQUEST FOR ADDITIONAL GUARANTOR
      To the extent legally possible USPE may request (and shall upon the instructions of an Instructing Group ensure) that any of its subsidiaries become an Additional Guarantor by delivering to the Agent a Guarantor Accession Memorandum duly executed by USPE and such subsidiary, together with the documents and other evidence listed in Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) in relation to such subsidiary Provided that any Guarantee provided by any member of the Group in respect of which the agreement by the relevant shareholders' or partners' meeting, as applicable, to grant such Guarantee is subsequently suspended (and such suspension is not later revoked) or annulled by minority shareholders in such member in accordance with the procedures set out in the Spanish LEY DE SOCIEDADES ANONIMCAS or the appropriate articles of the LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA shall be automatically released upon such suspension (save as aforesaid, in which case a new Guarantor Accession Memorandum shall be executed by the relevant entity) or annulment, as applicable. Such Guarantor will provide the security requested by the Agent which security shall be given in accordance with Clause 20.10 (SECURITY).

34.2  GUARANTOR CONDITIONS PRECEDENT
      A company, in respect of which USPE has delivered a Guarantor Accession Memorandum to the Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Agent notifies USPE that it has received, in form and substance reasonably satisfactory to it, all the documents and other evidence listed in
      Schedule 8 (ADDITIONAL CONDITIONS PRECEDENT) and shall raise the Guarantor Accession Memorandum to the status of Spanish Public Document (if such Additional Guarantor is Spanish) at its own expense.

35.   CALCULATIONS AND EVIDENCE OF DEBT

35.1  BASIS OF ACCRUAL
      Any interest, commission or fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days or, in any case where market practice differs, in accordance with market practice and the actual number of days elapsed.

35.2  QUOTATIONS
      If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, provided that, in relation to determining EURIBOR, this Clause 35.2 shall not apply if only one Reference Bank supplies a quotation.

35.3  EVIDENCE OF DEBT
      Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

35.4  CONTROL ACCOUNTS
      The Agent shall maintain on its books a control account or accounts in which shall be recorded:

      35.4.1 the amount of any Advance or any Unpaid Sum and the face amount and each Bank's share therein;

      35.4.2 the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein; and

      35.4.3 the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

35.5  PRIMA FACIE EVIDENCE
      In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 35.3 (EVIDENCE OF DEBT) and Clause 35.4 (CONTROL ACCOUNTS) shall, in the absence of manifest error, be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Obligors.

35.6  ROUNDING AND OTHER CONSEQUENTIAL CHANGES
      Save as expressly provided in this Clause 35.6, the Finance Documents shall be subject to such reasonable changes of construction as the Agent may at the relevant time specify to be appropriate to reflect the adoption of the euro in any Participating Member State and any relevant market conventions or practices relating to the euro.

35.7  CERTIFICATES OF BANKS
      A certificate of a Bank as to:

      35.7.1 the amount by which a sum payable to it hereunder is to be increased under Clause 11.1 (TAX GROSS-UP);

      35.7.2 the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause
               11.2 (TAX INDEMNITY) or Clause 13.1 (INCREASED COSTS);

      35.7.3 the amount of any credit, relief, remission or repayment as is mentioned in Clause 12.3 (TAX CREDIT PAYMENT) or Clause 12.4 (TAX CREDIT CLAWBACK); or

      35.7.4 the amount of any cost, payment or liability referred to in Clause 26 (USPE's INDEMNITY),

      shall, in the absence of manifest error, be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Obligors.

35.8  AGENT'S CERTIFICATES
      A certificate of the Agent as to the amount at any time due from a Borrower or USPE hereunder or the amount which, but for any of the obligations of such Borrower or

      USPE hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 22 (GUARANTEE AND INDEMNITY).

35.9  SPANISH CIVIL PROCEDURE
      For the purposes of Article 1435 of the Spanish Civil Procedure Law (LEY DE ENJUICIAMIENTO CIVIL), all parties expressly agree that the exact amount due at any time by any Obligor incorporated in Spain to the Banks will be the amount specified in a certificate issued by the Agent as representative of the Banks reflecting the balance of the control accounts referred to in Clause 35.4. (CONTROL ACCOUNTS) or, in the case of each Bank, the amount specified in a certificate issued by such Bank reflecting the balance of the accounts referred to in Clause 35.7 (CERTIFICATES OF BANKS) PROVIDED THAT any such certificate is certified as true by a notary (NOTARIO) or official stockbroker (CORREDOR COLEGIADO DE COMERCIO) and establishes that the determination of such balance has been made in the manner agreed by the parties hereto. If, in such an event, this Agreement were not included in number 6 of Article 1429 as a result of any formality being missing, the amount reflected in such accounts shall be recognised as the amount outstanding ("RECONOCIMIENTO DE DEUDA") and may be claimed in accordance with Article 1429(2). Any amounts so certified will be considered as liquid, due and payable, provided that the certificate has been formalised in a Spanish Public Document.

36.   REMEDIES AND WAIVERS, PARTIAL INVALIDITY

36.1  REMEDIES AND WAIVERS
      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under any Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein and in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

36.2  PARTIAL INVALIDITY
      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

37.   NOTICES

37.1  COMMUNICATIONS IN WRITING
      Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter PROVIDED THAT the Obligors shall indemnify each of the Agent, the Arranger and each of the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon which any (or all) of them may sustain or incur as a consequence of any facsimile communication originating from any of the Obligors not being actually received by or delivered to the intended recipient thereof or any facsimile communication purporting to originate from any of the Obligors being made or delivered fraudulently.

37.2  ADDRESSES
      Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

      37.2.1 in the case of the Original Obligors, the Arranger and the Agent, identified with its name below;

      37.2.2 in the case of each Bank notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

      37.2.3 in the case of each Acceding Obligor, in the relevant Accession Memorandum

      PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 37.2 at any time.

37.3  DELIVERY
      Any communication or document to be made or delivered by one person to another pursuant to the Finance Documents shall:

      37.3.1 if by way of fax, be deemed to have been received when transmission has been completed (and, if such date is not a Business Day, shall be deemed to have been received on the next Business Day); and

      37.3.2 if by way of letter, deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

      PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received by its agency division or, as the case may be, trustee division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

37.4  ENGLISH LANGUAGE
      Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

37.5  NOTIFICATION OF CHANGES
      Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 37.3 (DELIVERY) the Agent shall notify the other parties hereto of such change.

37.6  DEEMED RECEIPT BY THE OBLIGORS
      Any communication or document made or delivered to USPE in accordance with Clause 37.3 (DELIVERY) shall be deemed to have been made or delivered to each of the Obligors.

38.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

39.   AMENDMENTS

39.1  AMENDMENTS
      The Agent, if it has the prior consent of an Instructing Group, and the Obligors may from time to time agree in writing to amend the Finance Documents or to waive, prospectively or retrospectively, any of the requirements of the Finance Document and any amendments or waivers so agreed shall be binding on all the Finance Parties, provided that no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party.

39.1  AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS
      An amendment or waiver which relates to:

      39.1.1   Clause 30 (SHARING) or this Clause 39;

      39.1.2 a change in the principal amount of or currency of any Advance or deferral of any Term Repayment Date or Final Maturity Date;

      39.1.3 a change in the Margin, the commitment commission, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

      39.1.4 the conditions set out in sub-clause 3.1.5 of Clause 3.1 (UTILISATION CONDITIONS FOR TERM ADVANCES) if an Event of Default or Potential Event of Default which relates to a Repeated Representation, Clause 19 (FINANCIAL CONDITION) or Clause 20.19 (NEGATIVE PLEDGE) is continuing;

      39.1.5   the definition of Event of Default or Instructing Group; or

      39.1.6 any provision which contemplates the need for the consent or approval of all the Banks, shall not be made without the prior consent of all the Banks.

39.3  EXCEPTIONS
      Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

      39.3.1 (in respect of the Agent) amend or waive this Clause 39, Clause 24 (COSTS AND EXPENSES) or Clause 31 (THE AGENT, THE ARRANGER, THE BANKS); or

      39.3.2 otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arranger to any additional obligations hereunder or under the other Finance Documents.

39.4  AMENDMENT BY USPE
      USPE (acting on behalf of each of the Obligors) may agree to any amendment to or modification to the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and each Obligor hereby authorises USPE to agree any such amendment, modification, waiver or consent on its behalf. Nothing in this Clause 39.4 shall prejudice the right of the Agent to require all Obligors to agree any such amendment, modification, waiver or consent.

39.5  AMENDMENT TO CORRECT MANIFEST ERROR
      The Agent may agree with USPE (acting on behalf of each of the Obligors) to enter into any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error.

40.   GOVERNING LAW

      This Agreement shall be governed by English law.

41.   JURISDICTION

41.1  ENGLISH COURTS
      The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

41.2  CONVENIENT FORUM
      The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

41.3  NON-EXCLUSIVE JURISDICTION
      This Clause 41 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 41.1 (ENGLISH COURTS), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

41.4  SERVICE OF PROCESS
      Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it:

      41.4.1 in the case of the Original Borrowers and USPE on Law Debenture Trust Corporation Plc, 95 Gresham Street, London; and

      41.4.2 in the case of the Original Guarantors, on such Guarantors on Law Debenture Trust Corporation Plc, 95 Gresham Street, London

      If the appointment of the person mentioned in this Clause 41.4 (or, as the case may be, the relevant Accession Memorandum) ceases to be effective, the relevant Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 41.4 applies to Proceedings in England and to Proceedings elsewhere.

WITNESS the hands of the duly authorised representatives of the parties hereto the date and year first above written.

                                   SCHEDULE I

                                    THE BANKS

BANK                                     TERM A COMMITMENT               TERM B COMMITMENT
                                               EURO                            EURO

A. For the year ending 12 months after the Closing Date

Societe Generale, Sucursal en Espana      up to 35,000,000               up to 15,000,000

B. For the 12 month period falling between the dates falling 12 months and 24 months after the Closing Date

Societe Generale, Sucursal en Espana      up to 52,500,000               up to 22,500,000

C. For the 12 month period falling between the dates falling 24 months and 36 months after the Closing Date

Societe Generale Sucursal en Espana       up to 70,000,000               up to 30,000,000

                                          ----------------               ----------------

                                   SCHEDULE 2
                          FORM OF TRANSFER CERTIFICATE

To: [          ]

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Credit Agreement") dated o whereby senior euro term loan facilities were made available to a group of borrowers including United Surgical Partners Europe S.L. by a group of banks on whose behalf Society Generale, Sucursal en Espana acted as agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto under the heading "BANK'S PARTICIPATION IN THE TERM FACILITIES" and "TERM ADVANCES" accurately summarises its participation in the Credit Agreement and the Interest Period or Term of any existing Advances and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Term Commitment and/or its participation in such Advances) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 32.5 (TRANSFERS BY BANKS) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no other responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the

      Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or, in any case, otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or, in any case, any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Credit Agreement or the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Credit Agreement or the Finance Documents (or, in any case, any document (relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

1.    Bank:

2.    Transferee:


3.    Transfer Date:

4.    Bank's Participation in the Term Facilities:
      (a)   Bank's Term A Commitment                         Portion Transferred

            A
            B
            C

      (b)   Bank's Term B Commitment                         Portion Transferred

            A
            B
            C

5.    Term Advances:

      (a)   Term A Advances

      Amount of Bank's Participation      Interest Period    Portion Transferred

      (b)   Term B Advances

      Amount of Bank's Participation      Interest Period    Portion Transferred

[Transferor Bank]                         [Transferee Bank)
By:                                       By:
Date:                                     Date:

________________________________________________________________________________
                      Administrative Details of Transferee

Facility Office:

Address:



Fax:

Telephone:

Contact Name:

Notice Details:

Address:



Fax:

Telephone:

Contact Name:

Account for Payments in Euro:

Address:



Fax:

Telephone:

Contact Name:

________________________________________________________________________________
* Details of the Bank's Available Term Commitment should not be completed after the last day of the Term Availability Period.

[Note: Execution and delivery of the Transfer Certificates may not be sufficient to transfer security]

                                   SCHEDULE 3

                                     PART I

                        CONDITIONS PRECEDENT AT DRAWDOWN

A.    CORPORATE DOCUMENTS

1.    In relation to any Obligor:

            (a) copies, certified by an Authorised Signatory of USPE as being true, complete and up to date, of the constitutional documents of such Obligor;

            (b) copies, certified by an Authorised Signatory of such Obligor as being true, complete and up to date and in full force and effect and confirming the same have not been superseded, of the resolutions by the relevant body of such Obligor authorising the execution, delivery and performance of the Finance Documents and the terms and conditions thereof and authorising a person or persons to sign (or a copy of the appointment of a person duly appointed and with authority to sign) each Finance Document and any documents to be delivered by such Obligor pursuant thereto;

            (c) a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, each Finance Document to which such Obligor is or is to be party; and

            (d) copies, certified by an Authorised Signatory of such Obligor as being true, complete and up to date and in full force and effect and confirming the same have not been superseded, of the resolutions of the partners of such Obligor authorising the execution, delivery and performance of the Finance Documents and the terms and conditions thereof.

2. The Group Structure Chart (showing all members of the Group, in a form and substance reasonably satisfactory to the Arranger).

3. To the extent not delivered under Al, the constitutive documents of each Group member whose shares are subject to an Encumbrance under the Security Documents.

B.    ACCOUNTS AND REPORTS

1. A copy, certified a true copy by an Authorised Signatory of each Original Obligor, of the Original Financial Statements of such Original Obligor.

2. A certificate of an Authorised Signatory of the relevant Obligor or USPE stating that all financial covenants and obligations under the Finance Documents have been complied with.

C.    OTHER FINANCING DOCUMENTS

1. A certificate, signed by an Authorised Signatory of each Original Obligor, stating that as of the Closing Date, there are no circumstances which constitute an Event of Default or Potential Event of Default or which may in its reasonable opinion give rise to a Potential Event of Default.

2. A certificate, signed by an Authorised Signatory of each Original Obligor, stating that as of the Closing Date, there are no action or administrative proceeding of or before any court, arbitrator or agency (including, but not limited to, investigative proceedings) which could reasonably be expected to have a Material Adverse Effect has been started or threatened against it or its assets, nor are there any circumstances likely to give rise to any such action or proceedings.

3. Copies, certified by a director of USPE as being true, complete and up-to-date, of documents (if any) evidencing all Intercompany Debt Agreements made (or to be made or subsisting on the Closing Date) between Obligors and by any Obligor to another Group member and evidence that subordination provisions and security in respect of such Intercompany Debt Agreements to the extent required by the terms of this Agreement, in form satisfactory to the Agent, have been entered into and provided in relation thereto.

4. If the proposed advance is in relation to a Permitted Acquisition, evidence that the conditions precedent in Schedule 3, Part 2 (CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION) have been met.

5. An official certificate of USPE certifying that the requirement of Clause 19 (FINANCIAL CONDITION) have been met (i.e., compliance with Clause
      19.1.1 (CASH FLOW COVER), 19.1.2 (MINIMUM NET WORTH COVER) and 19.1.3 (GROSS DEBT COVER)).

6. A certificate, signed by an Authorised Signatory of each Original Obligor, stating that since the date of its Original Financial Statements or, if later, the date as at which its most recent audited financial statements (consolidated in the case of USPE) were stated to be prepared, there has been no material adverse change in the business, operations, property, financial condition, performance or prospects of the Group taken as a whole.

D.    SECURITY, GUARANTEE AND PRIORITY DOCUMENTS

1. Duly executed copies of each of the Finance Documents in a form and substance satisfactory to the Agent.

E.    LEGAL OPINIONS

      Legal Opinions, dated the Closing Date, of:

      (i)   Clifford Chance, Madrid, the Agent's counsel as to English law;

      (ii)  Clifford Chance, Madrid, the Agent's counsel as to Spanish law; and

      (iii) the Obligor's local counsel in each jurisdiction in which an Obligor is incorporated,

      in each case in form and substance reasonably satisfactory to the Arranger.

G.    MISCELLANEOUS

1.    The fees letters referred to in Clauses 23.3 (ARRANGEMENT AND UNDERWRITING
      FEE) and 23.4 (AGENCY FEE).

2. A certificate of a duly authorised officer of USPE confirming that the transactions contemplated by and the entering into of the Finance Documents will not contravene any other provision of that company's constitutional documents.

3. A copy, certified a true copy by or on behalf of each Original Obligor, of each such law, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Original Obligor's jurisdiction of incorporation and to enable each Original Obligor to perform its obligations hereunder.

4. Evidence that the party or, parties specified in Clause 41.4 (SERVICE OF PROCESS) have agreed to act as the agents of each Original Obligor incorporated in a jurisdiction other than England and Wales for the service of process in England.

5. A letter in form and substance satisfactory to the Agent relating to the subordination of the USPE-USPI Agreements.

                                   SCHEDULE 3

                                     PART 2

                 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION

A.    CORPORATE DOCUMENTS

1.    In relation to a Permitted Acquisition:

     (a) copies, certified by an Authorised Signatory of USPE as being true, complete and up to date, of the constitutional documents of such Target;

     (b) copies, certified by an Authorised Signatory of the relevant Obligor as being true, complete and up to date and in full force and effect and confirming the same have not been superseded, of the resolutions by the board of directors of such Obligor authorising the execution, delivery and performance of the Permitted Acquisition Documents and the terms and conditions thereof and authorising a person or persons to sign each Permitted Acquisition Document and any documents to be delivered by such Obligor pursuant thereto; and

     (c) copies, certified by an Authorised Signatory of such Obligor as being true, complete and up to date and in full force and effect and confirming the same have not been superseded, of the resolutions of the shareholders of such Obligor authorising the execution, delivery and performance of the Permitted Acquisition Documents and the terms and conditions thereof.

B.    ACCOUNTS AND REPORTS

At least 10 days prior to the Permitted Acquisition Closing Date in relation to a proposed Permitted Acquisition:

1. The Reports which are addressed to the Agent and the Banks and in a form and substance reasonably satisfactory to the Agent acting on the instructions of an Instructing Group.

2. An Acquisition Feasibility Memorandum in a form and substance reasonably satisfactory to the Agent acting on the instructions of an Instructing Group addressed to the Agent and the Banks.

3. A copy, certified a true copy by an Authorised Signatory of USPE, of the audited financial statements of such Target for the preceding 3 years (or, if not reasonably available, such financial statements certified as complete and accurate by the Target's or USPE's Chief Financial Officer).

4.    A Structuring Paper in relation to the proposed Permitted Acquisition.

5. A certificate of an Authorised Signatory of each relevant Obligor and USPE stating that all financial covenants and obligations under the Finance Documents have been complied with and that they will continue to be complied with following the proposed Permitted Acquisition.

6. A detailed financial model delivered by USPE to the Agent sufficient to demonstrate each Obligor's and the Target's compliance with the financial covenants under the Finance Documents during the life of the transaction, including identifiable cost savings, and sufficiently demonstrating, in the opinion of the Agent, such compliance with all of the conditions precedent to a Permitted Acquisition as well as projected compliance with all covenants under the Finance Documents for the teen of the Facilities.

C.    ACQUISITION DOCUMENTS AND RELATED MATTERS

1. An executed copy, certified by an Authorised Signatory of USPE as true, complete and up-to-date, of each Permitted Acquisition Document relating to the Permitted Acquisition and the documents required to be delivered pursuant thereto.

2. Evidence that the Permitted Acquisition has completed or, immediately following the Term Advance in relation thereto hereunder, will be completed in accordance with the terms of the Permitted Acquisition Documents and that no right or entitlement of USPE or any Obligor (whether to receive documents or otherwise) thereunder has been waived or modified except with the written consent of the Agent and that the Permitted Acquisition Documents contain the full agreement of the parties thereto as to the matters set out therein.

3. Evidence that, without limiting the generality of the foregoing, as a result of and after giving effect to the Permitted Acquisition, no Group member shall have any Financial Indebtedness outstanding (other than Permitted Financial Indebtedness) and that, without limiting of the generality of the foregoing, all Financial Indebtedness outstanding (other than Permitted Financial Indebtedness) of any Group member has been paid in full and all Encumbrances (other than Permitted Encumbrances) and guarantees have been or will be, concurrently with the making of the Advance in relation thereto hereunder, terminated and discharged.

4. Evidence that all governmental and regulatory consents and other clearances (including, but not limited to, tax clearances) and all third party consents and approvals necessary or desirable in connection with the Permitted Acquisition have been obtained including, but not limited to in relation to a Permitted Acquisition of a Target whose principal office is located outside of Spain and Portugal, no less than 2/3 of the Banks' written consent approving such Permitted Acquisition.

5. A funds flow statement in a form agreed to by the Arranger or Agent detailing the proposed movement of funds on the Permitted Acquisition Closing Date.

6.    A Certificate of USPE detailing the estimated Permitted Acquisition Costs.

D.    SECURITY, GUARANTEE AND PRIORITY DOCUMENTS

      Duly executed copies of each Security Document relating to the Permitted Acquisition.

E.    MISCELLANEOUS

A certificate of USPE's auditors confirming, after the relevant Permitted Acquisition, which companies within the Group are Material Subsidiaries.

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From:  [Insert name of Original Borrower]

To:    Societe Generale, Sucursal en Espana

Dated:

Dear Sirs,

l. We refer to the agreement (the "Credit Agreement") dated [ * ] and made between, INTER ALIA, a group of borrowers including United Surgical Partners Europe S.L., Societe Generale, Sucursal en Espana as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.    This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement, we wish the Banks to make a Term Advance as follows:

      (a) principal amount;

      (b) Utilisation Date:

      (c) Interest Period;

4. [We would like this Advance to have a first Interest Period of [ ] months duration [ONLY 1 MONTH PRIOR to SYNDICATION DATE].]

5. We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Event of Default or Potential Event of Default is continuing.

6. The proceeds of this drawdown should be credited to [insert account details].


                                Yours faithfully
                               ..................
                              Authorised Signatory
                              for and on behalf of
                       [Insert name of Original Borrower]

                                    SCHEDULES
                         FORM OF COMPLIANCE CERTIFICATE

To:    Societe Generale, Sucursal en Espana

Date:

Dear Sirs,

1. We refer to an agreement (the "Credit Agreement") dated [ * ] and made between, INTER ALIA, a group of borrowers including United Surgical Partners Europe S.L., [Insert name of Agent] as agent, the financial institutions defined therein as Banks and others.

2.    Terms defined in the Credit Agreement shall bear the same meaning herein.

3.    We confirm that:

      [INSERT DETAILS OF FINANCIAL CONDITIONS TO BE CERTIFIED]

4.    We confirm that the following companies constitute Material Subsidiaries
      for the purposes of the Credit Agreement: [          ].

5. USPE confirms that no Event of Default or Potential Event of Default was continuing unremedied or unwaived on [SPECIFY YEAR END OR QUARTER END DATE
      TO WHICH CERTIFICATE RELATES] [other than [           ]]***

6. We confirm that the Repeated Representations were true in all material respects on [SPECIFY YEAR END OR QUARTER END DATE TO WHICH CERTIFICATE
      RELATES] [other than [               ]

[Signed:




____________________________________    ____________________________________
Director                                Director
of                                      of
United Surgical Partners Europe S.L.    United Surgical Partners Europe S.L.


or



____________________________________
for and on behalf of
[name of auditors of United Surgical Partners Europe S.L.]

*** Only to be given by USPE, not auditors

                                   SCHEDULE 6

                      FORM OF BORROWER ACCESSION MEMORANDUM

To:    Societe Generale, Sucursal en Espana

From:  [Subsidiary]
       and
       United Surgical Partners Europe S.L. ("USPE")

Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated [ * ] and made, amongst others between a group of borrowers including United Surgical Partners Europe S.L. ("USPE"), Societe Generale, Sucursal en Espana as agent and the financial institutions defined therein as Banks and others.

2.    Terms defined in the Credit Agreement shall bear the same meaning herein.

3. USPE requests that [Subsidiary] become an Additional Borrower pursuant to Clause 33.1 (Request for Additional Borrowers) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from USPE a true and up-to-date copy of the Credit Agreement.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement and the Finance Documents by a Borrower and agrees that it shall be bound by the Credit Agreement and the Finance Documents in all respects as if it had been an original party thereto as an Original Borrower.

7. USPE confirms that, if [Subsidiary] is accepted as an Additional Borrower, its guarantee obligations (and the guarantee obligations of other Obligors) pursuant to Clause 22 (GUARANTEE AND INDEMNITY) of the Credit Agreement will apply to all the obligations of [Subsidiary] under the Finance Documents in all respects in accordance with the teens of the Credit Agreement.

8.    USPE

      (a)   repeats the Repeated Representations; and

      (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [SUBSIDIARY] becoming an Additional Borrower.

9. [Subsidiary] makes the representations and warranties set out in Clause 16 (REPRESENTATIONS) other than Clause 16.12 (REPORTS), Clause 16.13 (GROUP STRUCTURE),Clause 16.17 (INFORMATION MEMORANDUM) and Clause 16.22 (SUBSIDIARIES).

10.   [Subsidiary's] administrative details are as follows:

      Address:

      Fax No.:

      Contact:

11. [PROCESS AGENT* [SUBSIDIARY] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [Law Debenture Trust Corporation Plc at 95 Gresham Street, London] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If [SUBSIDIARY] the appointment of the person mentioned above ceases to be effective, [SUBSIDIARY] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

12.   This Memorandum shall be governed by English law.

      [Insert name of Parent]              [Subsidiary]

      By:____________________              By:_____________________

* This clause is required only if the Acceding Borrower is not incorporated in England or Wales.

                                   SCHEDULE 7

                     FORM OF GUARANTOR ACCESSION MEMORANDUM

To:         Societe Generale, Sucursal en Espana, S.L.

From:       [Subsidiary]
            and
            United Surgical Partners Europe S.L. ("USPE")

 Dated:

 Dear Sirs,

1.    We refer to an agreement (the "CREDIT AGREEMENT") dated [       ] and made
      between, INTER ALIA, a group of borrowers including United Surgical Partners Europe S.L. ("USPE"), Societe Generale, Sucursal en Espaha, S.L. as agent, the financial institutions defined therein as Banks and others.

2.    Terms defined in the Credit Agreement shall bear the same meaning herein.

3. USPE requests that [SUBSIDIARY] become an Additional Guarantor pursuant to Clause 34.1 (REQUEST FOR ADDITIONAL GUARANTOR) OF the Credit Agreement.

4. [SUBSIDIARY] is a company duly organised under the laws of [NAME OF RELEVANT JURISDICTION].

5. [SUBSIDIARY] confirms that it has received from USPE a true and up-to-date copy of the Credit Agreement and a list of the Borrowers as at the date hereof.

6. [SUBSIDIARY] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement and the Finance Documents by a Guarantor and agrees that it shall be bound by the Credit Agreement and the Finance Documents in all respects as if it had been an original party thereto as an Original Guarantor.

7.    USPE:

      (a) repeats the Repeated Representations; and

      (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [SUBSIDIARY] becoming an Additional Guarantor.

8.    [SUBSIDIARY] makes the representations set out in Clause 16
      (REPRESENTATIONS) other than Clause 16.12 (REPORTS), Clause 16.13 (GROUP STRUCTURE), Clause (degree)16.17 (INFORMATION AND MEMORANDUM) and Clause
      16.22 (SUBSIDIARIES).

9.    [SUBSIDIARY'S] administrative details are as follows:

      Address:

      Fax No.:

      Contact

10. [PROCESS AGENT* [SUBSIDIAY] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [Law Debenture Trust Corporation Plc at 95 Gresham Street, London) or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If [SUBSIDIARY] the appointment of the person mentioned above ceases to be effective, [SUBSIDIARY] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.)

11.   This Memorandum shall be governed by English law.

      To be executed by deed.

* This clause is required only if the Acceding Guarantor is not incorporated in England or Wales.

                                   SCHEDULE 8
                         ADDITIONAL CONDITIONS PRECEDENT

1. A copy, certified as at the date of the relevant Accession Memorandum a true and up-todate copy by an Authorised Signatory of the proposed Additional Obligor, of the constitutional documents of such proposed Additional Obligor.

2. A copy, certified as at the date of the relevant Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Obligor, of a board resolution of such proposed Additional Obligor approving the execution and delivery of an Accession Memorandum, the accession of such proposed Additional Obligor to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

      [ADD A CERTIFIED COPY OF ANY SHAREHOLDERS RESOLUTION REQUIRED, IF ANY, TO APPROVE FINANCE DOCUMENTS]

3. A certificate of an Authorised Signatory of the proposed Additional Obligor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Obligor, the Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

4. A certificate of an Authorised Signatory of the proposed Additional Obligor confirming that the utilisation of the Facilities would not breach any restriction of its borrowing powers or power to grant security or give a guarantee.

5. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Obligor, of each such law, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Accession Memorandum legal, valid, binding and enforceable, to make such Accession Memorandum admissible in evidence in the proposed Additional Obligor's jurisdiction of incorporation and to enable the proposed Additional Obligor to perform its obligations thereunder and under the other Finance Documents.

6. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Obligor, of its latest financial statements.

7. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction in form and substance reasonably satisfactory to the Agent.

8. In respect of Obligors incorporated in England and Wales or Scotland, evidence of compliance with the procedure for permitting the financial assistance constituted hereby and/or under the other Finance Documents under Section 155-158 of the Companies Act 1985 including certified copies of the relevant statutory declarations and annexed auditors reports, copies of the related board memoranda for each such Obligor and non-statutory comfort from the auditors as to the net asset position of such Obligor. In respect of Obligors incorporated elsewhere, evidence of compliance with any similar or equivalent procedure for permitting financial assistance (if any).

9. An opinion of Clifford Chance, solicitors to the Agent, in form and substance satisfactory to the Agent.

10. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Accession Memorandum has agreed to act as its agent for the service of process in England.

                                   SCHEDULE 9
                           FORM OF RESIGNATION NOTICE

To:         Societe Generale, Sucursal en Espana, S.L.

From:       United Surgical Partners Europe, S.L.

Dated:

Dear Sirs,

1.    We refer to an agreement (the "FACILITY AGREEMENT") dated [    ] and made,
      INFER ALIA, between a group of borrowers including United Surgical Partners Europe, S.L. ("USPE"), Societe Generale, Sucursal en Esparna as agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Facility Agreement shall bear the same meaning herein.

3. We declare that [NAME OF BORROWER] is under no actual or contingent obligation under any Finance Document in its capacity as a Borrower.

4. Pursuant to Clause 33.3 (RESIGNATION OF A BORROWER) we hereby request that [name of Obligor] shall cease to be a Borrower under the Facility Agreement.

                                Yours faithfully

                      United Surgical Partners Europe, S.L.

                                   SCHEDULE 10

                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period or Term, as the case may be, (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formulae set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of the Banks' additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank will be calculated by the Agent as follows:

      (a)   in relation to euro Advances:

                     AB + C (B - D) + E X 0.01
                     -------------------------per cent. per annum
                             100 - (A+C)

      (b)   in relation to Advances in any currency other than euro:

                           E X 0.01
                           --------per cent. per annum.
                             300

      Where:

      A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost Rate) payable for the relevant Interest Period or Term, as the case may be, on the Advance.

      C is the percentage (if any) of eligible liabilities which that Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.

      E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

4.    For the purposes of this Schedule:

      (a) "ELIGIBLE LIABILITIES" AND "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

5. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

6. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formulae. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) such other information that the Agent may reasonably require for such purpose.

      Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, special deposits and the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

      The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

8. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above formulae and based on the information provided by each Bank pursuant to paragraph 6 above.

9. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with USPE and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formulae set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 11

                                   REAL ESTATE

- Land registered in the Land Registry Number 2 of La Coruna on folio 237 of volume 505 of book 505, registered property number 38558 and owned by Instituto Policlinico Santa Teresa, S.A.

- Land registered in the Land Registry Number 2 of La Coruna on folio 233 of volume 505 of book 505, registered property number 38556 and owned by Instituto Policlinico Santa Teresa, S.A.

- Land registered in the Land Registry Number 2 of La Coruna on folio 35 of volume 300 of book 300, registered property number 23645 and owned by Instituto Policlinico Santa Teresa, S.A.

- Land registered in the Land Registry Number 2 of La Coruna on folio 233 of volume 2062 of book 753, registered property number 58930 and owned by Clinics Maternal Nuestra Senora de la Esperanza.

- Land registered in the Land Registry Number 1 of Barcelona on folio 166 of volume 907 of book 297, registered property number 11660 and owned by Instituto Dexeus, S.A.

- Land registered in the Land Registry Number 8 of Sevilla on folio 200 of volume 1429 of book 884, registered property number 25948 and owned by Hospitalizacion y Servicios, S.A. (HOYS, S.A.)

- Land registered in the Land Registry Number 8 OF Sevilla on folio 121 of volume 235 of book 116, registered property number 4377 and owned by Hospitalizacion y Servicios, S.A. (HOYS, S.A.)

- Land registered in the Land Registry Number 8 of Sevilla on folio 200 of volume 1429 of book 189, registered property number 5019 N and owned by Hospitalizacion y Servicios, S.A. (HOYS, S.A.)

                                     - 120 -